Exhibit 10.1

PURCHASE AND SALE AGREEMENT

BETWEEN

LAS POSITAS LLC,
a Delaware limited liability company

AS SELLER,

and

SIMPSON MANUFACTURING CO., INC.,
a Delaware corporation

AS BUYER

TABLE OF CONTENTS

1.	Purchase and Sale

2.	Purchase Price; Deposit; Escrow

3.	Buyer’s Investigation

	3.1	Scope of Investigation

	3.2	Entry; Insurance; Indemnity

	3.3	Title Matters; Buyer’s Objections; Seller’s Right to Cure

	3.4	Buyer’s Right to Terminate

	3.5	Leases and Miscellaneous Agreements

4.	As-Is Sale; Release and Indemnity

	4.1	As-Is Sale

	4.2	Release and Indemnity

	4.3	Representations and Warranties of Seller

	4.4	Seller’s Knowledge

	4.5	Survival of and Limitations on Seller’s Representations and Warranties

	4.6	Representations and Warranties of Buyer

	4.7	Survival of Buyer’s Representations and Warranties

5.	Interim Operation of the Property

6.	Conditions to Closing

	6.1	Conditions to Buyer’s Obligations to Close

	6.2	Conditions to Seller’s Obligations to Close

7.	Closing and Transfer of Title

	7.1	Closing Date

	7.2	Seller’s Deliveries

	7.3	Buyer’s Deliveries

	7.4	Possession of the Property; Condition of Property

8.	Prorations and Adjustments

	8.1	General

	8.2	Survival

i

9.	Risk of Loss and Insurance Proceeds

	9.1	Minor Loss

	9.2	Major Loss

10.	Default

11.	Expenses

12.	Brokers

13.	Assignment

14.	Notices

15.	Miscellaneous

	15.1	Attorneys’ Fees

	15.2	Gender

	15.3	Captions

	15.4	Construction

	15.5	Business Days; Deadlines

	15.6	Entire Agreement

	15.7	Recording

	15.8	No Continuance

	15.9	Time of Essence

	15.10	Original Document

	15.11	Governing Law

	15.12	Acceptance of Offer

	15.13	Confidentiality

	15.14	Section 1031 Exchange

	15.15	Amendment

	15.16	Waiver

LIST OF SCHEDULES

1.1	Description of the Land

3.2	Access Agreement

LIST OF EXHIBITS

Exhibit A	—	Grant Deed

Exhibit B	—	Bill of Sale

Exhibit C	—	Assignment and Assumption of Permits, Intangible Property and Warranties

Exhibit D	—	Assignment and Assumption of Miscellaneous Agreement

Exhibit E	—	Seller’s Closing Certification

Exhibit F	—	FIRPTA Affidavit

Exhibit G	—	Designation Agreement

Exhibit H	—	Buyer’s Closing Certification

Exhibit I	—	Confidentiality Agreement

Exhibit J	—	Invasive Testing Requirements

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated for reference purposes as of March 28, 2005, is made by and between LAS POSITAS LLC, a Delaware limited liability company (“Seller”), and SIMPSON MANUFACTURING CO., INC., a Delaware corporation (“Buyer”).  This Agreement shall not be effective until executed by both Buyer and Seller, and the date on which this Agreement is executed by Buyer or Seller, whichever is later, as indicated on the signature page hereto, shall be referred to herein as the “Effective Date.”

1.                      PURCHASE AND SALE

Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms, covenants and conditions set forth herein, all of the following property:

(a)                     That certain real property located in the City of Pleasanton, County of Alameda, State of California, commonly known as 5956 and 5964 W. Las Positas Blvd., and more particularly described in Schedule 1.1 hereto (the “Land”);

(b)                    The buildings, structures and improvements erected or located on the Land (collectively, the “Improvements,” and together with the Land, collectively, the “Premises”);

(c)                     All of Seller’s right, title and interest, if any, in and to any rights and appurtenances pertaining to the Land, including minerals, oil and gas rights, air, water and development rights, roads, alleys, easements, streets and ways adjacent to the Land, rights of ingress and egress thereto, any strips and gores within or bounding the Land and in profits or rights or appurtenances pertaining to the Land (the “Appurtenant Rights”);

(d)                    All of Seller’s right, title, and interest, if any, in all tangible personal property located on the Premises, including furniture, and equipment (the “Personal Property”).

(e)                     All of Seller’s right, title and interest, if any, in and to all assignable permits and licenses to the extent the same pertain to the Premises (collectively, the “Permits”);

(f)                       All of Seller’s right, title, and interest in the agreement affecting the Property that Buyer is required to assume pursuant to Section 3.5 below (the “Miscellaneous Agreement”).

(g)                    All of Seller’s right, title and interest, if any, in and to all assignable intangible property, if any, used exclusively in connection with the occupancy and operation of the Premises (the “Intangible Property”).

(h)                    All of Seller’s right, title and interest, if any, in and to all assignable warranties of any contractor, manufacturer or materialman which relate to the Improvements or the Personal Property (collectively, the “Warranties”).

The Premises, Appurtenant Rights, Personal Property, Permits, Miscellaneous Agreement, Intangible Property and Warranties are herein collectively referred to as the “Property”.

2.                      PURCHASE PRICE; DEPOSIT; ESCROW

(a)                     The purchase price (“Purchase Price”) for the Property shall be Nine Million Six Hundred Twenty-One Thousand Two Hundred Eighty-Eight Dollars ($9,621,288.00), subject to adjustment as provided in Section 8 below, and shall be paid as set forth in subparagraphs (b), (c) and (d) below.

(b)                    Within one (1) business day following the Effective Date, Buyer shall deposit in escrow with Chicago Title Insurance Company, 388 Market Street, San Francisco, California 94111, Attn:  Nicki Carr (the “Title Company” and the “Escrow Holder”), as an initial deposit hereunder, the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Initial Deposit”).  Within one (1) business day following expiration of the Investigation Period (as defined below), if Buyer delivers notice to Seller of Buyer’s election not to terminate this Agreement pursuant to Section 3.4 below, Buyer shall deposit with the Escrow Holder, as an additional deposit hereunder, an additional sum of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) (the “Additional Deposit”).  The Initial Deposit and the Additional Deposit, together with all interest accrued thereon, are referred to herein as the “Deposit”.  The Deposit shall at all times before the closing of the purchase and sale contemplated hereunder (the “Closing”) be invested in an interest-bearing account approved by Buyer in writing.  Buyer shall provide the Escrow Holder with its taxpayer identification number, and unless the Closing does not occur as a result of Buyer’s default hereunder, all interest earned on the Deposit shall be reported to the appropriate tax authorities using Buyer’s taxpayer identification number.  At the Closing, the Deposit shall be applied to the Purchase Price.  Provided that Buyer timely delivers notice to Seller of Buyer’s election not to terminate this Agreement pursuant to Section 3.4 below, prior to the expiration of the Investigation Period, the Deposit shall become non-refundable (except as otherwise expressly set forth herein).

(c)                     The balance of the Purchase Price, subject to adjustment for any prorations and credits provided hereunder, shall be deposited with Escrow Holder by Buyer at least one (1) business day before the Closing by wire transfer of immediately available funds, for disbursement pursuant to the terms hereof, with the transfer of funds to Seller to be completed on the day of the Closing.

(d)                    Upon mutual execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with Title Company and this Agreement shall serve as instructions to Title Company for consummation of the purchase contemplated hereby (“Escrow”).  Seller and Buyer shall execute such supplemental escrow instructions as may be appropriate to enable Title Company to comply with the terms of this Agreement, provided that such supplemental escrow instructions are not in conflict with this Agreement as it may be amended in writing from time to time.  In the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions signed by Buyer and Seller, the terms of this Agreement shall control.  Title Company shall hold and dispose of the Deposit and other funds and instruments delivered into Escrow in accordance with the terms of this Agreement.  Seller and Buyer agree that the duties of the Title Company hereunder are purely ministerial in nature and shall be expressly limited to the matters set forth in this Agreement.  Title Company shall not be responsible for any interest on the Deposit except as is actually earned, or for the loss of any interest resulting from the withdrawal of the Deposit prior to the date interest is posted thereon.

Title Company shall execute this Agreement for the purpose of being bound by the provisions of this Agreement directing action by the Title Company.  Escrow Holder shall be the “Reporting Person” pursuant to Internal Revenue Code Section 6045(e) with respect to the transaction contemplated by this Agreement.

3.                      BUYER’S INVESTIGATION

3.1                       Scope of Investigation

Buyer shall have a period commencing on the Effective Date and ending on May 16, 2005 (the “Investigation Period”), to review and approve all matters relating to the Property, including the following matters:

(a)                     All matters relating to title to the Property, including (i) matters disclosed by that certain preliminary title report dated December 6, 2004, or by any underlying exception document referred to therein (collectively, the “Title Report”), issued by the Title Company under Order No. 741779-BJS, and a copy of which has been provided to Buyer, or disclosed by any updates thereof or supplements thereto, and (ii) matters disclosed by any survey of the Property.  Seller shall provide Buyer with a copy of that certain survey dated February 7, 2005, and prepared by URS under Job No. 26814988, without representation or warranty of any kind with respect thereto.  Buyer may obtain, at Buyer’s sole cost and expense, an updated ALTA survey of the Property.

(b)                    All matters relating to any governmental and other legal requirements relating to the Property, such as taxes, assessments, zoning, use permit requirements and building codes, including any certificates of occupancy, other governmental permits and plans and specifications for the Property.  Except as set forth in Section 5(c) below, Buyer shall not file or cause to be filed any application or make any request (other than inquiries of the public records) with any governmental or quasi-governmental agency which would or could lead to a hearing before any governmental or quasi-governmental agency or which would or could lead to a note, notice or violation of law or municipal ordinance, order or requirement imposed by such an agency, at the Property or any change in zoning, parcelization, licenses, permits or other entitlements or any investigation or restriction on the use of the Property, or any part thereof.

(c)                     The physical condition of the Property, including the interiors, exteriors, structures, pavements, utilities, and all other physical and functional aspects of the Property, and including an investigation as to the presence of Hazardous Materials (as defined in Section 4.1(b) below) at, on or under the Property and the compliance of the Property with all Hazardous Materials Laws (as defined in Section 4.1(b) below).

(d)                    Any easements and/or access rights affecting the Property.

(e)                     To the extent in Seller’s possession or reasonable control, the following written materials relating to the Property, originals or true copies of which shall be made available at the offices of Seller’s property manager, Landmark Asset Management Group, 100 Bayview Circle, Suite 200, Newport Beach, California 92660, Attention:  Mr. A. Corey Hansen, within two (2) business days after the Effective Date:

(i)                      Materials relating to governmental and other legal requirements relating to the Property, such as entitlements, taxes, assessments, zoning, use permit requirements and building codes;

(ii)                   Materials regarding the physical condition of the Property, including the interiors, exteriors, structures, utilities, and all other physical and functional aspects of the Property; and

(iii)                All agreements affecting the Property not encompassed within any of the other subparagraphs of this Section 3.1(e) or Section 3.1(f).

(f)                   To the extent in Seller’s possession or reasonable control, copies of the following written materials relating to the Property (“Due Diligence Items”) shall be delivered to Buyer in care of Alan Robin at the address set forth in Section 14 below within five (5) business days after the Effective Date, to the extent not previously delivered to Buyer prior to the Effective Date:

(i)                      Any existing survey of the Property;

(ii)                   Certificates of occupancy, governmental (or quasi-governmental) permits, licenses and plans and specifications for the Property;

(iii)                Service, maintenance and repair contracts for the Property;

(iv)               Certificates of insurance applicable to the Property;

(v)                  Tax bills affecting the Property for the calendar years 2003-2004 and 2004-2005;

(vi)               Cash flow operating statements, profit and loss statements and other financial statements for the Property;

(vii)            Reports, studies, assessments, investigations and other materials related to the presence of Hazardous Materials (as defined in Section 4.1(b) below) at, on or under the Property, the compliance of the Property with all Hazardous Materials Laws (as defined in Section 4.1(b) below), and any soil reports;

(viii)         Entitlement records (other than the documents relating to the exceptions set forth in the Title Report previously delivered by Seller or to be delivered by the Title Company), maps, building inspection approvals, engineering and architectural studies relating to the Property; and

(ix)                 Roof, plumbing, structural and mechanical systems reports (other than vendor invoices, work orders, maintenance records and other similar type of documents).

(g)                All matters relating to the feasibility of Buyer’s proposed ownership of the Property.

(h)                Natural hazards disclosure statements for the Property, as required under California law, to be delivered to Buyer within fifteen (15) days after the Effective Date.  The natural hazards disclosure statements shall be based on a report or reports of a licensed engineer, land surveyor, geologist, or expert in natural hazard discovery, which report or reports shall be attached to such natural hazards disclosure statement.  Buyer acknowledges that the natural hazards disclosure statements shall be based solely on the information contained in the report or reports attached thereto, and Seller shall have no liability for any inaccuracy in such reports, except to the extent that Seller has actual knowledge of the inaccuracy at the time the corresponding natural hazards disclosure statement is signed by Seller.

3.2                       Entry; Insurance; Indemnity

(a)                     Pursuant to that certain Access Agreement (the “Access Agreement”) dated March 16, 2005, by Seller and Buyer (a copy of which is attached hereto as Schedule 3.2), Buyer shall have the right, in compliance with the requirements of the Access Agreement and this Section 3.2, to enter on any portion of the Premises for the limited purpose of conducting “Inspections” (as defined in the Access Agreement).  Buyer shall conduct such entries and any Inspections in connection therewith so as to minimize disruption at the Property or interference with Seller’s business and otherwise in a manner reasonably acceptable to Seller.

(b)                    Buyer’s indemnification of Seller pursuant to Section 11 of the Access Agreement shall extend to the partners, members, trustees, shareholders, directors and officers of Seller, any party owning a direct or indirect interest in Seller, the affiliates of Seller, and the partners, members, trustees, shareholders, directors, officers, employees and agents of each of the foregoing parties (collectively, the “Seller-Related Parties”).

(c)                     Notwithstanding any other provision of this Section 3.2, in no event shall Buyer have the right to perform any on-site sampling or other invasive testing (“Invasive Testing”) without the prior written approval of Seller, which approval shall not be unreasonably withheld or conditioned.  The Invasive Testing shall be performed in accordance with the requirements set forth in Exhibit J attached hereto and made a part hereof,

3.3                       Title Matters; Buyer’s Objections; Seller’s Right to Cure

(a)                 Disapproved Matters.

(i)                      For a period commencing on the Effective Date and ending on April 29, 2005 (the “Title Review Period”), Buyer shall have the right, by written notice to Seller (a “Disapproval Notice”), to disapprove any matter relating to title of the Property.

(ii)                   If any material matter relating to title of the Property first arises after the expiration of the Title Review Period, and is not created or caused by Buyer, then Buyer shall have the right to disapprove such matter by delivering a Disapproval Notice to Seller within five (5) days after Buyer first becomes aware of such matter.

(iii)                All matters relating to title to the Property to which Buyer objects pursuant to Section 3.3(a)(i) or 3.3(a)(ii) above shall be referred to as “Disapproved Matters.”  All matters relating to title to the Property which are not Disapproved Matters shall be deemed approved by Buyer.

(b)                    Seller’s Right to Undertake Curative Action.  Within five (5) days after Seller’s receipt of a Disapproval Notice, Seller may give written notice to Buyer (a “Cure Notice”) of (i) any Disapproved Matters set forth in such Disapproval Notice with respect to which Seller is willing to undertake any curative action before the Closing, and (ii) the nature of each such curative action that Seller is willing to undertake (individually and collectively, “Curative Action”).  Except as expressly set forth in any Cure Notice, Seller shall be deemed to have elected not to undertake any Curative Action with respect to any Disapproved Matters.  If (1) the Curative Action set forth by Seller in any Cure Notice consists of anything less than the complete and unconditional cure of all Disapproved Matters set forth in the Disapproval Notice to which such Cure Notice relates, or (2) Seller does not reply to a Disapproval Notice within five (5) days after Seller’s receipt thereof, then Buyer may terminate this Agreement prior to the end of the Investigation Period; provided, however, that if any material matter relating to title of the Property first arises after the expiration of the Title Review Period, then Buyer may deliver a Disapproval Notice, and if (x) the Curative Action set forth by Seller in any Cure Notice consists of anything less than the complete and unconditional cure of all Disapproved Matters set forth in the Disapproval Notice to which such Cure Notice relates, or (y) Seller does not reply to a Disapproval Notice within five (5) days after Seller’s receipt thereof, then Buyer may terminate this Agreement by giving written notice to Seller no later than 2:00 p.m. California time on the second (2nd) day after receipt of such Cure Notice or the expiration of such five (5) day period without reply from Seller, as the case may be.  If Buyer does not so elect to terminate this Agreement within the applicable time frame set forth in the immediately preceding sentence, then Buyer shall be deemed to have waived its disapproval of all Disapproved Matters set forth in such Disapproval Notice except to the extent of Seller’s agreement pursuant to the Cure Notice to undertake Curative Action with respect thereto.  Unless Buyer terminates this Agreement pursuant to the foregoing, if Seller gives Buyer one or more Cure Notices, then (A) Seller shall use commercially reasonably efforts to complete the Curative Action set forth therein on or before the Closing Date, and (B) it shall be a condition to Buyer’s obligation to purchase the Property hereunder (which condition may be waived by Buyer), but not a covenant of Seller, that all Curative Action shall actually be performed on or before the Closing Date.

(c)                     Extension of Closing Date.  If any situation described in Section 3.3(a)(ii) above occurs, and the respective time periods afforded Buyer and Seller to make any elections and give notices with respect thereto as permitted under Sections 3.3(a) and (b) will extend beyond the fifth (5th) day before the Closing Date, then the Closing Date shall be postponed until five (5) days after the disposition of such matter is determined in accordance with the provisions of this Section 3.3.

(d)                    Agreement of Title Company to Insure Over Disapproved Matters.  Notwithstanding Seller’s unwillingness to agree to completely and unconditionally cure any Disapproved Matter, Buyer may obtain the agreement of the Title Company to omit such Disapproved Matter from the schedule of exceptions to the Title Policy (as defined in Section 6.1 below) or to affirmatively insure over such Disapproved Matter by endorsement to the Title Policy.  Any agreement of the Title Company to so omit or insure shall be a matter solely between Buyer and the Title Company, and the same shall not be condition to Closing, except to the extent the Title Company’s agreement to so omit or insure is based upon Seller’s agreement pursuant to the Cure Notice to undertake Curative Action with respect to such Disapproved Matter and Seller fails to undertake such Curative Action prior to the Closing.  Further, with regard to Seller’s obligation to convey title to the Property, any Disapproved Matter which Seller has not agreed to completely and unconditionally cure shall be a Permitted Exception (as defined in subparagraph (e) below) to the Deed (as defined in Section 7.2(a) below) notwithstanding the Title Company’s agreement to omit such Disapproved Matter from the Title Policy or to affirmatively insure against such Disapproved Matter by endorsement to the Title Policy, and Buyer shall only seek recourse against the Title Company, and not Seller, with respect to any such Disapproved Matter.

(e)                 Permitted Exceptions.  The Deed shall be subject to the following matters (the “Permitted Exceptions”):

(i)                      General real estate taxes not yet due and payable as of the date of Closing;

(ii)                   All title matters relating to the Property, other than Disapproved Matters, that are (1) discoverable by means of an accurate survey or inspection of the Property or by making inquiry of persons in possession, or (2) disclosed to Buyer in writing before the Closing;

(iii)                All Disapproved Matters Seller has not completely and unconditionally agreed to cure, except to the extent, if any, Seller has agreed to undertake Curative Action pursuant to a Cure Notice;

(iv)               The Miscellaneous Agreement;

(v)                  All other exceptions created or agreed to by Buyer; and

(vi)               Notwithstanding anything to the contrary contained in this Agreement, the Permitted Exceptions shall not include and Seller shall cause to be removed from title at or before the Closing at Seller’s cost, any monetary liens voluntarily created by Seller against the Property other than current, non-delinquent real property taxes and assessments.

(f)                   Conveyance of Title.  At Closing, Seller shall convey and transfer to Buyer fee simple title to the Property, by execution and delivery of the Deed (as defined below).  Evidence of delivery of such title shall be the issuance by the Title Company of the Title Policy (as defined below).

3.4                       Buyer’s Right to Terminate

This Agreement shall terminate at 5:00 p.m. California time on the last day of the Investigation Period unless Buyer, in its sole and absolute discretion, delivers written notice to Seller that it does not elect to terminate this Agreement (“Approval Notice”).  In the event Buyer does not provide the Approval Notice prior to expiration of the Investigation Period, the Initial Deposit shall be returned promptly to Buyer and, except for any provisions of this Agreement which expressly state that they shall survive the termination of this Agreement, this Agreement shall be terminated and canceled in all respects and neither Buyer nor Seller will have any further rights or obligations hereunder.  If Buyer provides the Approval Notice prior to expiration of the Investigation Period, (i) this Agreement shall remain in full force and effect and Buyer shall have no further right to terminate this Agreement under this Section, and (ii) Buyer shall be deemed to have waived any liability of Seller and any right to refuse to consummate the Closing by reason of any condition known to Buyer as of the last day of the Investigation Period.

3.5                       Leases and Miscellaneous Agreements

Buyer agrees and acknowledges that, at Closing, Seller will not assign, and Buyer will not assume, any leases affecting the Property (other than Permitted Exceptions).  At the Closing, Seller’s rights and obligations under that certain agreement with Waterworks for the maintenance of the fountain on the Property (the “Miscellaneous Agreement”) shall be assigned to and assumed by Buyer, unless Buyer notifies Seller (“Rejection Notice”) prior to the expiration of the Investigation Period that Buyer elects not to assume the Miscellaneous Agreement.  After receipt of the Rejection Notice, Seller shall terminate the Miscellaneous Agreement by the Closing Date.

4.                      AS-IS SALE; RELEASE AND INDEMNITY

4.1                       As-Is Sale

(a)                     Buyer acknowledges and agrees that it will have been given, before the expiration of the Investigation Period, a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Buyer’s choosing.  The closing of escrow for the purchase of the Property by Buyer shall conclusively constitute Buyer’s approval of each and every aspect of the Property, except as otherwise specifically provided herein.

(b)                    Except with respect to any representations expressly made by Seller in this Agreement, Seller:  (i) makes no representations or warranties concerning the Property, income derived therefrom or any matters pertaining thereto; and (ii) makes no representations or warranties with respect to the physical condition or any other aspect of the Property, including, without limitation:  (A) the structural integrity of, or the quality of any labor and materials used in the construction of, any improvements on the Land; (B) the conformity of the Improvements to any plans or specifications for the Property (including any plans and specifications that may have been or which may be provided to Buyer by Seller); (C) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, including zoning or building code requirements; (D) the existence of soil instability, past soil repairs, soil additions or conditions of soil fill or susceptibility to landslides; (E) the sufficiency of any undershoring; (F) the sufficiency of any drainage; (G) whether the Land is located wholly or partially in any flood plain or flood hazard boundary or similar area; (H) the existence or non-existence of underground storage tanks; (I) any other matter affecting the stability or integrity of the Land or any buildings or improvements situated on or as part of the Improvements; (J) the availability, quality, nature, adequacy and physical condition of public utilities and services for the Property; (K) the habitability, merchantability, fitness, suitability, functionality, value or adequacy of the Property or any component or system thereof for any intended use; (L) the potential for further development of the Property; (M) the existence of vested land use, zoning or building entitlements affecting the Premises; (N) the quality, nature, adequacy and physical condition of the Property, including the structural elements, foundations, roofs, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances; (O) the quality and nature of any groundwater; (P) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property; (Q) the presence of any Hazardous Materials (as defined below) or mold or any mold-like substance on, in, under or about the Property or any nearby property; (R) the condition of title to the Property; (S) any agreements affecting the Property; and (T) the economics of the operation of the Property.  Except with respect to any representations expressly made by Seller in this Agreement, Buyer expressly acknowledges that the Property is being sold and accepted “AS IS, WHERE IS” and is being accepted without any representation or warranty, including any representation or warranty by Seller or any agent, officer, employee or representative of Seller.  Buyer agrees to make such investigations of the condition of the Property as Buyer deems adequate and shall rely solely upon its own investigation of such condition and not upon any statement of Seller except as may be expressly stated in this Agreement.  As used herein, “Hazardous Materials” means any material, substance or waste designated as hazardous, toxic, radioactive, injurious or potentially injurious to human health or the environment, or as a pollutant or contaminant, or words of similar import, under any Hazardous Materials Law (as defined below), including, but not limited to, petroleum and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity.  As used herein, “Hazardous Materials Law” means any federal, state or local law, statute, regulation or ordinance now or hereafter in force, as amended from time to time, pertaining to materials, substances or wastes which are injurious or potentially injurious to human health or the environment or the release, disposal or transportation of which is otherwise regulated by any agency of the federal, state or any local government with jurisdiction over the Property or any such material, substance or waste removed therefrom, or in any way pertaining to pollution or contamination of the air, soil, surface water or groundwater, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Toxic Substance Control Act (15 U.S.C. Section 2601 et seq.), the Hazardous Substance Account Act (California Health and Safety Code Section 25300 et seq.), the Hazardous Waste Control Law (California Health and Safety Code Section 25100 et seq.), the Medical Waste Management Act (California Health and Safety Code Section 25015 et seq.), and the Porter-Cologne Water Quality Control Act (California Water Code Section 13000 et seq.).

4.2                       Release and Indemnity

(a)                     Without limiting the provisions of Section 4.1, except as set forth in Section 4.2(d) below, Buyer waives its right to recover from the Seller-Related Parties, and forever releases, covenants not to sue and discharges the Seller-Related Parties from, any and all damages, demands, claims, losses, liabilities, penalties, fines, liens, judgments, costs or expenses whatsoever, including attorneys’ fees and costs, whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the physical condition of the Property, including, but not limited to, the presence of any Hazardous Materials on, in, under or about the Property, except for any liability of Seller for any breach of any representation or warranty set forth in Section 4.3 below, which liability shall survive the

Closing only for the Survival Period (as defined in Section 4.5 below) and shall be subject to the limitation on liability set forth in Section 4.5 below.

(b)                    In the event the Closing occurs, Buyer shall indemnify, defend and hold harmless the Seller-Related Parties from and against any and all suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, expenses or costs whatsoever, including attorneys’ and experts’ fees and costs and investigation and remediation costs (“Claims”), asserted by the party originally identified as Buyer herein (“Original Buyer”), or any assignee thereof, or the partners, members, trustees, shareholders, directors or officers of any party owning a direct or indirect interest in Original Buyer or any such assignee, or any affiliate of Original Buyer or any such assignee possessing at any time an ownership interest (whether direct or indirect) in the Property (including any party which may hereafter become an affiliate of Original Buyer or any such assignee), arising from, relating to, or occasioned in any way by the physical condition of the Property, including, but not limited to, the presence of any Hazardous Materials on, in, under or about the Property, except for any liability of Seller for any breach of any representation or warranty set forth in Section 4.3 below, which liability shall survive the Closing only for the Survival Period and shall be subject to the limitation on liability set forth in Section 4.5 below.

(c)                     Except as set forth in Section 4.2(d) below, the release set forth in Section 4.2(a) above, and the indemnification set forth in Section 4.2(b) above, includes claims, liabilities and other matters of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer’s willingness to enter into the release and indemnification of the Seller-Related Parties set forth in Sections 4.2(a) and 4.2(b).  In this connection and to the fullest extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, loses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the release and indemnification set forth in Sections 4.2(a) and 4.2(b) have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit the Seller-Related Parties from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses, except for any liability of Seller for any breach of any representation or warranty set forth in Section 4.3 below, which liability shall survive the Closing only for the Survival Period and shall be subject to the limitation on liability set forth in Section 4.5 below.  In connection with the release set forth in Section 4.2(a) above, Buyer expressly waives the benefits of Section 1542 of the California Civil Code which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

(d)                    The release set forth in Sections 4.2(a) and 4.2(c) above shall not include any Claims arising from the intentional misrepresentation of Seller.

(e)                          The provisions of this Section 4.2 shall survive the Closing.

4.3                       Representations and Warranties of Seller

Seller represents and warrants to Buyer as follows:

(a)                     Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware, and qualified to transact business and in good standing in the State of California.

(b)                    Seller has the power and authority to enter into this Agreement and convey the Property to Buyer and to execute and deliver the other documents referred to herein and to perform hereunder and thereunder on behalf of Seller.  This Agreement has been duly authorized, executed and delivered by Seller and is, or when delivered shall be, a valid, binding and enforceable obligation of Seller.

(c)                     Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, nor the compliance with the terms and conditions hereof will violate, in any material respect, any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restrictions of any government, governmental agency or court to which Seller is subject.

(d)                    Seller is not required to obtain the consent or approval of any government agency, department or other government body to enter into this Agreement or if required, any such required consents or approvals have been obtained.

(e)                     There are no general assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, existing, pending or, to Seller’s knowledge, threatened against Seller.

(f)                       To Seller’s knowledge, the reports, studies, assessments, investigations and other materials to be made available to Buyer for its review pursuant to Section 3.1(f)(vii) above, shall constitute all written materials in the possession, custody or control of Seller or its property manager related to the presence of Hazardous Materials at, on or under the Property and the compliance of the Property with Hazardous Materials Laws; provided that Seller makes no representation or warranty as to whether Buyer is entitled to rely on any such reports, studies, assessments, investigations or other materials, and if Buyer desires to rely on the same, Buyer shall be responsible for obtaining, at its sole cost and expense, written permission from the preparer of any such items.

(g)                    Except as set forth in the immediately following sentence, Seller has not received any written notice within the twelve (12) month period immediately preceding the Effective Date of any actions, suits or proceedings which are pending or threatened in writing before any governmental department, commission, board, bureau, agency or instrumentality that would, if determined adversely against Seller, materially and adversely affect the Property.  To Seller’s knowledge, the City of Pleasanton is currently studying the possibility of re-zoning certain portions of the Hacienda Business Park for residential use (“Rezoning”), however, as of the

Effective Date, there has been no final determination made by the City of Pleasanton regarding the Rezoning that directly affects the Property.

(h)                    Seller has not received any written notice within the twelve (12) month period immediately preceding the Effective Date of any enacted, pending or proposed condemnation proceedings relating to the Property.

(i)                        Seller has not received written notice within the twelve (12) month period immediately preceding the Effective Date of any uncured violation of any federal, state or local law relating to the condition, use or operation of the Property which would materially, adversely affect the intended development of the Property.

(j)                        Except as disclosed to Buyer in the Due Diligence Items, Seller has received no written notice of any violations of any Hazardous Materials Laws that have not been cured or waived as of the Effective Date during its period of ownership of the Property.

(k)                     To Seller’s knowledge, all bills and claims for labor performed or materials furnished to or for the benefit of the Property under contract with Seller for all periods of time prior to the Effective Date or the Closing, as applicable, have been paid in full and there are no mechanics’ or materialmen’s liens (whether or not perfected) on or affecting the Property arising from any work under contract with Seller.

4.4                       Seller’s Knowledge

As used in this Agreement or in any documents delivered pursuant hereto, the phrases “to Seller’s knowledge”, “known to Seller”, “Seller has not received any notice”, or “Seller has not received any written notice” (or similar words), shall mean that the representations and warranties (or other provisions) qualified by any of such phrases are made without investigation of the matters stated therein and are based solely on the current actual knowledge of A. Corey Hansen.

4.5                       Survival of and Limitations on Seller’s Representations and Warranties

All representations and warranties contained in Section 4.3, are qualified by any information contained in any documents or other material made available to Buyer in connection with its review of matters pertaining to the Property pursuant to Section 3 above, including any title report or survey made available to Buyer.  All representations and warranties of Seller set forth in Section 4.3 are made as of the Effective Date.  In addition, as of Closing Date, Seller shall provide Buyer with a certification regarding the accuracy of such representations and warranties as of such date, including any exceptions or qualifications thereto as of such date (“Seller’s Closing Certification”).  If any exceptions or qualifications to such representations and warranties set forth in Seller’s Closing Certification are material, were not known to Buyer as of the expiration of the Investigation Period, and are not acceptable to Buyer in its sole discretion, Buyer may terminate this Agreement and receive a refund of the Deposit, but Seller shall have no liability to Buyer as a result of such qualification and exceptions.  In addition, in the event Buyer has actual knowledge prior to the Closing that any of the representations or warranties set forth in Section 4.3 are not true, correct or complete, and Buyer nonetheless proceeds with the purchase of the Property, such representations and warranties shall be deemed to be qualified by all matters of which Buyer has actual knowledge, and Buyer shall have no claim for breach of any such representation or warranty to the extent it has actual knowledge prior to the Closing of any inaccuracies therein.  The representations and warranties of Seller set forth in Section 4.3, as qualified by all matters of which Buyer has actual knowledge as of the Closing and by any exceptions and qualifications set forth on Seller’s Closing Certification, as qualified by all matters of which Buyer has actual knowledge as of the Closing, shall survive the Closing of the transaction contemplated in this Agreement and the delivery of the Grant Deed from Seller to Buyer for a period of nine (9) months from and after the Closing Date (the “Survival Period”); provided, however, that Buyer must give Seller written notice of any claim Buyer may have against Seller for breach of any such representations and warranties set forth in Section 4.3 (as modified by any exceptions and qualifications set forth on Seller’s Closing Certification), prior to the expiration of the Survival Period.  Any such claim which Buyer may have which is not so asserted prior to the expiration of the Survival Period shall not be valid or effective, and Seller shall have no liability with respect thereto.  Notwithstanding any provision of this Agreement to the contrary, in no event shall Seller’s liability (i) for any breach of any representation or warranty under this Agreement, (ii) pursuant to Seller’s Closing Certification , or (iii) for any other Seller’s default, as described in Section 10(b) below, exceed Six Hundred Twenty-Five Thousand Dollars ($625,000.00), in the aggregate.

4.6                       Representations and Warranties of Buyer

Buyer represents and warrants to Seller as follows:

(a)                     Buyer is a corporation, duly organized, validly existing and in good standing under the laws of Delaware, and qualified to transact business and in good standing in the State of California.

(b)                    Buyer has the power and authority to enter into this Agreement and to execute and deliver the other documents referred to herein and to perform hereunder and thereunder on behalf of Buyer.  This Agreement has been duly authorized, executed and delivered by Buyer and is, or when delivered shall be, a valid, binding and enforceable obligation of Buyer.

(c)                     Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, nor the compliance with the terms and conditions hereof will violate, in any material respect, any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restrictions of any government, governmental agency or court to which Buyer is subject.

(d)                    Buyer is not required to obtain the consent or approval of any government agency, department or other government body to enter into this Agreement or if required, any such required consents or approvals have been obtained.

(e)                     There are no general assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, existing, pending or, to Buyer’s knowledge, threatened against Buyer.

(f)                       Buyer has no knowledge of any action, suit, arbitration, government investigation or proceeding pending against Buyer which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

4.7                       Survival of Buyer’s Representations and Warranties

All representations and warranties of Buyer set forth in Section 4.6 are made as of the Effective Date.  In addition, as of Closing Date, Buyer shall provide Seller with a certification regarding the accuracy of such representations and warranties as of such date, including any exceptions or qualifications thereto as of such date (“Buyer’s Closing Certification”).  If the exceptions or qualifications to such representations and warranties as of the Closing Date are material and are not acceptable to Seller in its sole discretion, Seller may refuse to consummate this transaction and exercise the remedy set forth in Section 10(a) below.  The representations and warranties of Buyer set forth in Section 4.6, as qualified by any exceptions and qualifications set forth on Buyer’s Closing Certification, shall survive the Closing of the transaction contemplated in this Agreement and the delivery of the Grant Deed from Seller to Buyer for the Survival Period; provided, however, that Seller must give Buyer written notice of any claim Seller may have against Buyer for breach of any such representations and warranties set forth in Section 4.6 (as modified by any exceptions and qualifications set forth on Buyer’s Closing Certification), prior to the expiration of the Survival Period.  Any such claim which Seller may have which is not so asserted prior to the expiration of the Survival Period shall not be valid or effective, and Buyer shall have no liability with respect thereto.

5.                      INTERIM OPERATION OF THE PROPERTY

(a)                     Following the Effective Date, Seller shall cause the interior and exterior windows of the Improvements to be washed.

(b)                    From and after the Effective Date until the Closing Date, Seller shall cause the Property to be maintained (including any landscaping) in a manner consistent with Seller’s past practices.

(c)                     Notwithstanding any provisions of this Agreement to the contrary, after the Effective Date, Buyer shall have access to the Property for the purpose of planning and designing Buyer’s desired improvements to the Property and Buyer may pursue any permits or approvals necessary for such improvements.  In this regard, Buyer may file or cause to be filed any application or make any request with any governmental or quasi-governmental agency which would or could lead to a hearing before any governmental or quasi-governmental agency or which would or could lead to a change in zoning, parcelization, licenses, permits or other entitlements (collectively, “Entitlements and Permits”) so long as (i) no such Entitlements and Permits will be binding on Seller or the Property unless the Closing actually occurs, and (ii) no staging or construction shall be commenced on the Property prior to the Closing.  So long as no liability attaches to Seller by cooperating with Buyer in Buyer’s effort to obtain the Entitlements and Permits, Seller covenants and agrees to reasonably cooperate with Buyer, at Buyer’s cost and expense, including executing documents necessary to apply for the same which are required to be executed by an owner of property.

(d)                    Buyer shall indemnify, defend and hold harmless Seller and the Seller-Related Parties from and against all claims, losses, costs, damages, demands, expenses and liabilities (including reasonable attorneys’ fees, court costs and other reasonable costs of defense) which may be asserted or recovered against any of the foregoing parties arising by reason of the entries on the Property by Buyer or its agents, representatives or other parties designated by Buyer in connection with the Entitlements and Permits.  Without limiting the generality of the foregoing indemnity, Buyer shall remove any mechanic’s or other lien which may be recorded against the Property by any party providing labor, materials or services at the request of Buyer.  The obligations of Buyer under this Section 5(c) shall survive the Closing or any expiration or termination of this Agreement, however caused.

6.                      CONDITIONS TO CLOSING

6.1                       Conditions to Buyer’s Obligations to Close

The obligation of Buyer to consummate the purchase of the Property as contemplated by this Agreement is subject to the fulfillment of each of the following conditions (in addition to such other items as are set forth elsewhere in this Agreement as conditions to Buyer’s obligations to close), any or all of which may be waived in whole or in part by Buyer to the extent permitted by applicable law:

(a)                     Delivery of Documents.  Seller shall be ready, willing and able to deliver to Buyer all instruments and documents to be delivered by Seller to Buyer at the Closing under the provisions of this Agreement.

(b)                    Title Policy.  The Title Company shall be committed to issue at Closing an owner’s title insurance policy, or an irrevocable binder to issue the same, dated as of the Closing Date, in the full amount of the Purchase Price, showing title to the Premises in the name of Buyer, the form of which shall be in the form agreed to between Buyer and the Title Company prior to expiration of the Investigation Period; provided that such form shall be modified as of the Closing Date to include any Permitted Exceptions arising after the expiration of the Investigation Period (the “Title Policy”).

(c)                     Seller’s Compliance.  Seller shall have performed and satisfied all material covenants and material obligations of Seller under this Agreement to the extent such covenants and obligations are to be performed or satisfied as of the Closing Date.

The conditions set forth in this Section 6.1 are solely for the benefit of Buyer and may be waived only by Buyer.  Buyer shall at all times have the right to waive any condition.  Any such waiver or waivers shall be in writing and shall be delivered to Seller and Escrow Holder.  If any of the conditions in this Section 6.1 is not satisfied or has not been so waived by Buyer prior to the Closing Date, Buyer shall deliver written notice to Seller describing the condition that has not been satisfied or waived, and if such condition remains unsatisfied as of the Closing Date, then Buyer shall have the right to terminate this Agreement and the Escrow by written notice to Seller and Escrow Holder.  If Buyer terminates this Agreement in accordance with the foregoing, the Deposit shall be refunded to Buyer, all documents deposited into Escrow shall be returned to the party depositing such documents, and neither party shall have any further rights or obligations under this Agreement, except for those rights or obligations which expressly survive the termination of this Agreement.  Further, if the failure of such condition also constitutes a default of Seller under this Agreement, then in lieu of terminating this Agreement, Buyer may elect to proceed under either of the options provided under clauses (i) or (iii) of Section 10(b).

6.2                       Conditions to Seller’s Obligations to Close

The obligation of Seller to consummate the sale of the Property as contemplated by this Agreement is subject to the fulfillment of each of the following conditions (in addition to such other items as are set forth elsewhere in this Agreement as conditions to Seller’s obligations to close), any or all of which may be waived in whole or in part by Seller to the extent permitted by applicable law:

(a)                     Deposit of Funds.  Buyer shall have deposited into Escrow the Purchase Price, subject to adjustment for any prorations and credits provided hereunder, and all other monies required to be deposited by Buyer hereunder.

(b)                    Delivery of Closing Documents.  Buyer shall be ready, willing and able to deliver to Seller all instruments and documents to be delivered by Buyer to Seller at the Closing under the provisions of this Agreement.

(c)                     Buyer’s Compliance.  Buyer shall have performed and satisfied all material covenants and material obligations of Buyer under this Agreement to the extent such covenants and obligations are to be performed or satisfied as of the Closing Date.

The conditions set forth in this Section 6.2 are solely for the benefit of Seller and may be waived only by Seller.  Seller shall at all times have the right to waive any condition.  Any such waiver or waivers shall be in writing and shall be delivered to Buyer and Escrow Holder.  If any of the conditions in this Section 6.2 is not satisfied or has not been so waived by Seller prior to the Closing Date, Seller shall deliver written notice to Buyer describing the condition that has not been satisfied or waived, and if such condition remains unsatisfied as of the Closing Date, then Seller shall have the right to terminate this Agreement and the Escrow by written notice to Buyer and Escrow Holder.  If Seller terminates this Agreement in accordance with the foregoing, the Deposit shall be returned to Buyer or paid over to Seller, as required by the terms of this Agreement, all documents deposited into Escrow shall be returned to the party depositing such documents, and neither party shall have any further rights or obligations under this Agreement, except for those rights or obligations which expressly survive the termination of this Agreement; provided, however, that if the failure of such condition also constitutes a default of Buyer under this Agreement, then the provisions of Section 10(a) shall apply, and the Deposit shall be paid to Seller as liquidated damages, rather than being returned to Buyer.  Without limiting the foregoing, in the event of Buyer’s default, Seller’s termination of this Agreement pursuant to this Section 6.2 shall not constitute a waiver of Seller’s right to recover liquidated damages from Buyer pursuant to Section 10(a).

7.                      CLOSING AND TRANSFER OF TITLE

7.1                       Closing Date

Provided that all of the conditions precedent to the Closing have been satisfied or waived, the Closing shall be held, and delivery of all items to be made at the Closing under the terms of this Agreement shall be made, at the offices of the Escrow Holder at 8:00 a.m. California time on August 1, 2005, or such earlier date and time as Buyer and Seller may mutually agree upon in writing (the “Closing Date”).  Notwithstanding the foregoing, Seller shall have the right, by written notice to Buyer given at least five (5) business days prior to the then-scheduled Closing Date, to extend the Closing Date one or more times, but in no event beyond September 1, 2005.

7.2                       Seller’s Deliveries

At the Closing, or at such later date as may be indicated below for any specific item, Seller shall deliver or cause to be delivered to Buyer through the Escrow or otherwise, each of the following instruments and documents, duly executed and acknowledged by Seller, as appropriate:

(a)                     Grant Deed in the form attached hereto as Exhibit A (the “Deed”), subject only to the Permitted Exceptions.

(b)                    Bill of Sale in the form attached hereto as Exhibit B.

(c)                     Originals (or, if originals are unavailable, copies) of all assignable Permits and Warranties (which may be delivered within five (5) days after the Closing), unless the same are posted at the Property, and an Assignment and Assumption of Permits, Intangible Property and Warranties with respect thereto in the form attached hereto as Exhibit C.

(d)                    In the event Buyer does not deliver a Rejection Notice in accordance with Section 3.5 above, a fully executed original (or a copy in the event the original is not available) of the Miscellaneous Agreement (which may be delivered within five (5) days after the Closing), and an Assignment and Assumption of Miscellaneous Agreement with respect thereto in the form attached hereto as Exhibit D.

(e)                     Seller’s Closing Certification, in the form attached hereto as Exhibit E.

(f)                       Any required real estate transfer tax declarations or any other similar documentation required to evidence the payment of any tax imposed by the state, county and city on the transaction contemplated hereby.

(g)                    An affidavit pursuant to Section 1445(b)(2) of the United States Internal Revenue Code (the “Federal Code”), and on which Buyer is entitled to rely, from Seller that it is not a “foreign person” within the meaning of Section 1445(f)(3) of the Federal Code, in the form attached hereto as Exhibit F attached hereto (the “FIRPTA Affidavit”).

(h)                    a properly executed certificate (herein, a “Qualifying Certificate”) under Section 18662 of the California Revenue and Taxation Code (“CALFIRPTA”) certifying that Seller is not an

“individual” seller under CALFIRPTA and either (i) has a permanent place of business in California, or (ii) is qualified to do business in California or (iii) is exempt from the CALFIRPTA withholding requirements (if so, such certificate shall specify the applicable exemption).

(i)                        A Designation Agreement in the form attached hereto as Exhibit G.

(j)                        To the extent in Seller’s possession or reasonable control, all keys and combinations to all locks on the Improvements.

(k)                     Such other customary documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement; provided that Seller shall not be obligated to cause the delivery of any such instrument or document that would increase or expand Seller’s obligations or liability under this Agreement.

(l)                        Copies of all books, records, and files of Seller in Seller’s possession relating to the Premises and operations thereof (excluding any proprietary matters, such as appraisals and tax returns), and, to the extent in Seller’s possession or available to Seller at no material cost, architects’ drawings, blueprints and as-built plans for the Improvements (all of which may be delivered within five (5) days after the Closing).

7.3                       Buyer’s Deliveries

At the Closing, Buyer shall deliver or cause to be delivered to Seller each of the following instruments and documents, duly executed and acknowledged by Buyer, as appropriate:

(a)                     Counterparts of the closing documents referenced in Sections 7.2(c) and (i).

(b)                    Buyer’s Closing Certification, in the form attached hereto as Exhibit H.

(c)                     Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement; provided that Buyer shall not be obligated to cause the delivery of any such instrument or document that would increase or expand Buyer’s obligations or liability under this Agreement.

7.4                       Possession of the Property; Condition of Property

At the Closing, possession of the Property shall be delivered to Buyer vacant and free of any occupants, subject to the Permitted Exceptions.

8.                      PRORATIONS AND ADJUSTMENTS

8.1                       General

The following adjustments shall be made with respect to the Property, and the following procedures shall be followed:

(a)                 Preparation of Prorations.  At least five (5) days before the Closing Date, Seller shall prepare and deliver, or cause Escrow Holder to prepare and deliver, to Buyer an unaudited statement for the Property (the “Preliminary Proration Statement”) showing prorations for the items set forth below, calculated as of 12:01 a.m. on the Closing Date, on the basis of a 365-day year.  Buyer and its representatives shall be afforded reasonable access to Seller’s books and records with respect to the Property and Seller’s work papers pertaining to the Preliminary Proration Statement to confirm the accuracy of the Preliminary Proration Statement.  Buyer and Seller shall agree upon any adjustments to be made to the Preliminary Proration Statement before the Closing, and at the Closing, Buyer or Seller, as applicable, shall receive a credit equal to the net amount due Buyer or Seller, as applicable, pursuant to the Preliminary Proration Statement as finally agreed upon by Buyer and Seller.  The items to be covered by the Preliminary Proration Statement are as follows:

(i)                      non-delinquent real property taxes and assessments; provided that if the real property tax assessment for the fiscal year in which the Closing occurs has not been issued as of the Closing Date, real property taxes shall be prorated based on the most recent assessed value of the Property, multiplied by the current tax rate, and such tax proration shall be subject to adjustment pursuant to subparagraph (b) of this Section 8.1;

(ii)                   the current installment (only) on any improvement bonds which are a lien on the Property; Buyer shall take the Property subject to all future installments of any improvement bonds;

(iii)                water, sewer and utility charges;

(iv)               amounts payable under the Miscellaneous Agreement;

(v)                  assessments under the CC&Rs;

(vi)               permits, licenses and/or inspection fees (calculated on the basis of the period covered), but only to the extent transferred to Buyer; and

(vii)            any other expenses normal to the operation and maintenance of the Property.

(b)                Post-Closing Adjustments.  Notwithstanding anything to the contrary contained in this Section 8, (i) if the amount of the real property taxes and assessments payable with respect to the Property for any period before Closing is determined to be more than the amount of such real property taxes and assessments that is prorated herein (in the case of the current year) or that was paid by Seller (in the case of any prior year), due to a reassessment of the value of the Property or otherwise, Seller and Buyer shall promptly adjust the proration of such real property taxes and assessments after the determination of such amounts, and Seller shall pay to Buyer any increase in the amount of such real property taxes and assessments applicable to any period before Closing; and (ii) if the amount of the real property taxes and assessments payable with respect to the Property for any period before Closing is determined to be less than the amount of such real property taxes and assessments that is prorated herein (in the case of the current year) or that was paid by Seller (in the case of any prior year), due to an appeal of the taxes by Seller, a reassessment of the value of the Property or otherwise, Seller and Buyer shall promptly adjust the proration of such real property taxes and assessments after the determination of such amounts (net of any costs incurred by Seller in connection with pursuing any appeal thereof), and (A) Buyer shall pay to Seller any refund received by Buyer representing such a decrease in the amount of such real property taxes and assessments applicable to any period before Closing; and (B) Seller shall be entitled to retain any refund received by Seller representing such a decrease in the amount of such real property taxes and assessments applicable to any period before Closing.  Each party shall give notice to the other party of any adjustment of the amount of the real property taxes and assessments payable with respect to the Property for any period before Closing within thirty (30) days after receiving notice of any such adjustment.

8.2                       Survival

The obligations of Seller and Buyer under this Section 8 shall survive the Closing.

9.                      RISK OF LOSS AND INSURANCE PROCEEDS

9.1                       Minor Loss

Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any Improvements of any portion of the Property, provided that:  (a) the cost to repair any such damage or destruction does not exceed ten percent (10%) of the Purchase Price; and (b) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds collected by Seller as a result of any such damage or destruction, plus the amount of any insurance deductible and the amount of any uninsured loss, less any sums expended by Seller toward the restoration or repair of the Property as a result of such casualty; provided, however, that with respect to the deductible under any policy of earthquake insurance or any uninsured loss, Seller shall have no obligation to give Buyer a credit in excess of Fifty Thousand Dollars ($50,000.00) in each instance.  If the proceeds have not been collected as of the Closing, then such proceeds shall be assigned to Buyer at Closing, and Buyer shall receive a credit from Seller at Closing equal to the amount of the deductible under any policy of insurance pursuant to which such assigned proceeds will be paid; provided that if Seller shall have expended any sums before the Closing to repair or restore the Property, the amount expended by Seller shall first be deducted from any credit due Buyer for the deductible under any insurance policy, and if the amount expended by Seller exceeds the total amount of such deductible(s), Seller shall reserve from the assignment of insurance proceeds to Buyer, the amount of such excess.  If damage due to an earthquake occurs or in the event of any uninsured loss and the cost to repair the damage or loss, as applicable, exceeds Fifty Thousand Dollars ($50,000.00) in each instance, then unless Seller notifies Buyer within twenty (20) days after the occurrence thereof that it will waive the Fifty Thousand Dollar ($50,000.00) limitation on the credit to Buyer, then such loss or damage shall be governed by Section 9.2.

9.2                       Major Loss

If the cost to repair such damage or destruction to Property exceeds ten percent (10%) of the Purchase Price or, if there is a condemnation of any portion of the Property, or in the case of an uninsured loss or damage due to an earthquake which, under the terms of Section 9.1 above, is to be governed by this Section 9.2, then Buyer may, at its option to be exercised by written notice to Seller within twenty (20) days after Seller’s notice to Buyer of the occurrence of the damage or destruction or the commencement of condemnation proceedings, either (a) elect to terminate this Agreement, in which case the Deposit shall be refunded to Buyer, and neither party shall have any further obligations under this Agreement, except for obligations which expressly state that they shall survive termination of this Agreement, or (b) consummate the purchase of the Property for the full Purchase Price as required by the terms hereof, subject to the credits against the Purchase Price provided below.  If Buyer elects to proceed with the purchase of the Property, then, upon the Closing, Buyer shall be given a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the restoration or repair of the Property as a result of such casualty or condemnation; provided, however, that with respect to the deductible under any policy of earthquake insurance, Seller shall have no obligation to give Buyer a credit in excess of Fifty Thousand Dollars ($50,000.00) ; provided, further, that with respect to any uninsured loss, Seller shall have no obligation to give Buyer a credit in excess of Fifty Thousand Dollars ($50,000.00).  If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer at Closing, and Buyer shall receive a credit from Seller at Closing equal to the amount of the deductible under any policy of insurance pursuant to which such assigned proceeds will be paid; provided that if Seller shall have expended any sums before the Closing to repair or restore the Property, the amount expended by Seller shall first be deducted from any credit due Buyer for the deductible under any insurance policy, and if the amount expended by Seller exceeds the total amount of such deductible(s), Seller shall reserve from the assignment of insurance proceeds to Buyer, the amount of such excess.  If Buyer fails to give Seller notice within such twenty (20) day period, then Buyer will be deemed to have elected to proceed in accordance with clause (b) above.

10.               DEFAULT

(a)     Buyer’s Default.  After the expiration of the Investigation Period, if the Closing does not occur as a result of Buyer’s default hereunder, including Buyer’s failure to timely deliver the Additional Deposit, Seller’s sole and exclusive remedy shall be to terminate this Agreement by giving written notice thereof to Buyer, whereupon the Deposit shall be paid to Seller as liquidated damages, as Seller’s sole and exclusive remedy on account of such default hereunder by Buyer; provided, however, that this provision will not limit Seller’s right to receive reimbursement for attorneys’ fees pursuant to Section 15.1 below, nor waive or affect any provisions of this Agreement which expressly state that they shall survive the termination of this Agreement, and neither party shall have any further liability or obligation to the other hereunder, except for provisions of this Agreement which expressly state that they shall survive the termination of this Agreement; provided, further, that if such default by Buyer occurs prior to the Closing Date, and if such default is of a nature such that it can be cured on or before the Closing Date, Seller shall give Buyer written notice of such default prior to exercising its right to terminate this Agreement pursuant to this subparagraph (a), and Seller may not exercise such termination right unless Buyer fails to cure such default on or before the Closing Date.  The parties acknowledge and agree that Seller’s actual damages in the event of Buyer’s default would be extremely difficult or impracticable to determine.  After negotiation, the parties have agreed that, considering all the circumstances existing on the date of this Agreement, the amount of the Deposit is a reasonable estimate of the damages that Seller would incur in such event.  The payment of the Deposit to Seller as liquidated damages under the circumstances provided for herein is not intended as a forfeiture or penalty within the meaning of Sections 3275 or 3369 of the California Civil Code, but is intended to constitute liquidated damages to Seller pursuant to Sections 1671, 1676 and 1677 of the California Civil Code.  By placing their initials below, each party specifically confirms the accuracy of the statements made above, the reasonableness of the amount of liquidated damages agreed upon, and the fact that each party was represented by counsel who explained, at the time this agreement was made, the consequences of this liquidated damages provision.

INITIALS:	FXT	MJH
	Seller	Buyer

(b)                Seller’s Default.  If the Closing does not occur as a result of Seller’s default hereunder, then, provided Buyer is not in default hereunder, Buyer may, at its sole election, proceed with one of the following mutually exclusive alternatives:

(i)                      proceed with the Closing with no reduction in the Purchase Price; provided, however, that in proceeding with the Closing pursuant to this subparagraph (i), Buyer shall be deemed to have waived any default of Seller of which Buyer has actual knowledge prior to the Closing, unless Buyer gives Seller written notice of such default prior to the Closing, which notice expressly states that Buyer intends to preserve a post-Closing claim to such default; and provided, further, that:  (1) in no event shall Seller’s liability to Buyer for any pre-Closing default not waived or deemed waived by Buyer (including, but not limited to, any breach of any representation or warranty under this Agreement or pursuant to Seller’s Closing Certification, as described in Section 4.5 above) exceed, in the aggregate, Six Hundred Twenty-Five Thousand Dollars ($625,000.00); and (2) no claim for any pre-Closing default of Seller shall be valid unless suit thereon is filed in a court of competent jurisdiction prior to the expiration of the Survival Period;

(ii)                   terminate this Agreement, whereupon the Deposit shall be returned and paid to Buyer, and neither party shall have any further liability or obligation to the other hereunder, except for provisions of this Agreement which expressly state that they shall survive the termination of this Agreement; provided, however, that if such default is of a nature such that it can be cured on or before the Closing Date, Buyer shall give Seller written notice of such default prior to exercising its right to terminate this Agreement pursuant to this subparagraph (ii), and Buyer may not exercise such termination right unless Seller fails to cure such default on or before the Closing Date; or

(iii)                file in any court of competent jurisdiction an action for specific performance to cause Seller to convey the Property to Buyer pursuant to the terms and conditions of this Agreement and recovery of actual third party out-of-pocket costs incurred by Buyer in connection with this Agreement up to an amount not to exceed in the aggregate Seventy-Five Thousand Dollars ($75,000.00); but Buyer shall not be entitled to recover monetary damages from Seller in connection with such default.

11.               EXPENSES

(a)                     All documentary stamp taxes and county transfer taxes shall be borne and paid by Seller, and all recording fees and any city transfer taxes shall be borne and paid one-half by Seller and one-half by Buyer.

(b)                    All Escrow and Closing costs charged by the Escrow Holder, and any investment charges or escrow fees incurred with respect to the Escrow shall be borne and paid by Buyer.

(c)                     The cost of the Title Policy (including the cost of ALTA extended coverage and the cost of all endorsements) shall be paid by Buyer.

(d)                    Buyer shall pay its due diligence expenses, and each party shall pay its own attorneys’ fees in connection with the negotiation, documentation and consummation of the transactions contemplated hereunder.  Each party shall pay its own costs of preparing and/or reviewing the Preliminary Prorations Statement and any Supplemental Prorations Statement in connection with this Agreement.  The provisions of this Section 11(d) shall survive any termination of this Agreement.

(e)                     Other costs, charges, and expenses shall be borne and paid as provided in this Agreement, or in the absence of such provision, in accordance with the custom in the county where the Premises are located.

12.               BROKERS

(a)                     Buyer represents to Seller that it is represented by CB Richard Ellis, Inc. (“Buyer’s Broker”) whose commission will be paid by Seller pursuant to the terms of a separate agreement between Buyer’s Broker and Seller).  Buyer agrees to indemnify and hold harmless the Seller-Related Parties, from and against all claims, demands, causes of action, judgments, and liabilities which may be asserted or recovered for brokerage or finders fees, commissions, or other compensation in connection with the transaction contemplated under this Agreement claimed by any party other than Broker (as defined below) to be owing to such party due to any dealings between Buyer and the party claiming such fee, commission or compensation, including costs and reasonable attorneys’ fees incident thereto.

(b)                    Seller represents to Buyer that it is represented by Colliers Parrish International Inc. (“Seller’s Broker”; together with Buyer’s Broker, “Broker”) whose commission will be paid by Seller pursuant to the terms of a separate agreement between Seller’s Broker and Seller).  Seller agrees to indemnify and hold harmless Buyer, the partners, members, trustees, shareholders, directors and officers of Buyer, any party owning a direct or indirect interest in Buyer, the affiliates of Buyer, and the partners, members, trustees, shareholders, directors, officers, employees and agents of each of the foregoing parties (the “Buyer-Related Parties”), from and against all claims, demands, causes of action, judgments, and liabilities which may be asserted or recovered for brokerage or finders fees, commissions, or other compensation in connection with the transaction contemplated under this Agreement claimed by any party other than Broker to be owing to such party due to any dealings between Seller and the party claiming such fee, commission or compensation, including costs and reasonable attorneys’ fees incident thereto.

(c)                     The parties hereto agree that the foregoing obligations of indemnification shall survive the Closing hereunder or the expiration or termination of this Agreement, however caused.

13.               ASSIGNMENT

Original Buyer may, upon written notice to Seller given not later than ten (10) days before the Closing, assign its right to purchase the Property hereunder to any other entity that is (and as of the Closing shall continue to be) (i) controlled by Original Buyer (and, if such entity is a partnership or limited liability company, Original Buyer shall be a managing general partner of such partnership or a managing member of such limited liability company, as the case may be) and (ii) an entity in which Original Buyer shall own, directly or indirectly, at least fifty percent (50%) of each class of stock or other equity interest, provided that such entity shall assume all obligations of Buyer hereunder in a written agreement reasonably acceptable to Seller, including, specifically, reaffirmation of the release and indemnification set forth in Section 4.2 above.  Except in compliance with the preceding sentence, Buyer may not assign this Agreement to any other party without Seller’s prior written consent, which consent may be granted, conditioned or denied in Seller’s sole and absolute discretion.  Notwithstanding anything herein to the contrary, Buyer shall not in any event be released from any of its obligations or liabilities hereunder in the event of any assignment by Buyer, including, but not limited to, any obligations which survive the Closing, whether contained in this Agreement or any document to be delivered by Buyer at the Closing, even if such document is signed by the assignee of Buyer only.  Subject to the limitations described herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

14.               NOTICES

Any and all notices or other communications required or permitted to be given under this Agreement shall be in writing and either (i) personally delivered, in which case notice shall be deemed delivered upon receipt, (ii) sent by facsimile, in which case notice shall be deemed delivered upon the sender’s receipt of confirmation of transmission of such facsimile notice produced by the sender’s facsimile machine, (iii) sent by any nationally recognized overnight courier service with provisions for proof of delivery, in which case notice shall be deemed delivered on the next business day after the sender deposits the same with such delivery service, or (iv) sent by United States Mail, postage prepaid, certified mail, return receipt requested, in which case notice shall be deemed delivered on the date of delivery as shown on the return receipt or the date of the addressee’s refusal to accept delivery as indicated by the United States Postal Service, and in any case such notices or other communication shall be addressed to the following addresses:

Buyer:	Simpson Manufacturing Co.,Inc. 4120 Dublin Blvd. Dublin, California 94568
	Attention:	Michael Herbert
	Telephone:	(925) 560-9011
	Telecopy:	(925) 833-1498

with a copy to:	Shartsis Friese Ginsburg LLP One Maritime Plaza, 18th Floor San Francisco, California 94111
	Attention:	Alan Robin, Esq.
	Telephone:	(415) 421-6500
	Telecopy:	(415) 421-2922

Seller:	Las Positas LLC c/o DRA Advisors, LLC 220 East 42nd Street, 27th Floor New York, New York 10017
	Attention:	Ms. Janine Roberts
	Telephone:	(212) 697-4740
	Telecopy:	(212) 697-7403

with a copy to:	Landmark Asset Management Group 100 Bayview Circle, Suite 200 Newport Beach, California 92660
	Attention:	Mr. A. Corey Hansen
	Telephone:	(949) 856-3100
	Telecopy:	(949) 856-3232

and a copy to:	Morrison & Foerster LLP 425 Market Street San Francisco, California 94105
	Attention:	Craig B. Etlin, Esq.
	Reference:	23573/107
	Telephone:	(415) 268-7000
	Telecopy:	(415) 268-7522

Either party may change its address for notice from time to time by notice to the other party in writing to the other in the manner aforesaid; provided that any such notice of change of address shall only be effective upon actual receipt by the other party.

15.               MISCELLANEOUS

15.1                Attorneys’ Fees

In the event of any litigation between the parties with respect to the Property, this Agreement, the Escrow, the performance of their obligations hereunder or the effect of a termination under this Agreement, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation including, without limitation, reasonable attorneys’ fees and disbursements.  Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.  Notwithstanding any provisions of this Agreement to the contrary, the obligations of the parties under this Section 15.1 shall survive any termination of this Agreement and the Closing.

15.2                Gender

Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

15.3                Captions

The captions in this Agreement are inserted only for the purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof.

15.4                Construction

(a)                     No provision of this Agreement shall be construed by any Court or other judicial authority against any party hereto by reason of such party’s being deemed to have drafted or structured such provisions.

(b)                    As used herein, the terms “include”, “including” and similar terms shall be construed as if followed by the phrase “but not limited to”.  The terms “hereof”, “herein” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement as a whole, and not to any particular article or provision, except as expressly so stated.

(c)                     It is the intent of the parties that all indemnification obligations of the either party set forth in this Agreement shall apply without regard to whether or not (i) the indemnifying party is negligent or otherwise at fault in any respect with regard to the existence or occurrence of any of the matters covered by any such indemnification obligation, or (ii) the indemnifying party otherwise caused or created, or is claimed to have caused or created, the existence or occurrence of any of the matters covered by any such indemnification obligation, whether through its own acts or omissions or otherwise.

15.5                Business Days; Deadlines

As used in this Agreement and any document executed by any party hereto to another party hereto at the Closing, the term “business days” means all days of the year except Saturdays, Sundays, and holidays recognized by the Federal Reserve Bank of San Francisco.  If a deadline provided in this Agreement or any document executed by any party hereto to another party hereto at the Closing falls on a day other than a business day, such deadline shall be extended until the first business day thereafter.

15.6                Entire Agreement

This written Agreement, including all Schedules and Exhibits attached hereto and documents to be delivered pursuant hereto, shall constitute the entire agreement and understanding of the parties, and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants not contained or merged herein.  The Schedules and Exhibits attached hereto are hereby incorporated in and made part of this Agreement.

15.7                Recording

The parties agree that this Agreement shall not be recorded.  If Buyer causes this Agreement or any notice or memorandum thereof to be recorded, this Agreement shall be null and void at the option of Seller.

15.8                No Continuance

Buyer acknowledges that there shall be no assignment, transfer or continuance of Seller’s insurance coverage after the Closing.

15.9                Time of Essence

Time is of the essence of this Agreement.  In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which said period of time runs shall be excluded, and the last day of such period shall be included, unless it is not a business day, in which case the period shall be deemed to run until the next day which is a business day.

15.10         Original Document

This Agreement may be executed by all parties in counterparts in which event each shall be deemed an original, and all of which shall constitute one and the same agreement.  Any signature on this Agreement, or any amendment or modification thereof or any document or instrument signed by either of the parties in connection therewith, that is sent by facsimile shall be considered valid and binding.  A party sending a facsimile signature shall on the same day send the executed document to Escrow Holder and to the other party hereto by mail, courier or overnight courier.

15.11         Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

15.12         Acceptance of Offer

In the event this Agreement is executed only by Buyer or Seller, this Agreement shall be regarded only as an offer to purchase or sell, as applicable, and shall not obligate either Buyer or Seller until this offer is accepted by execution hereof by the other party (the “Second Party”) and delivered to the party that first executed this Agreement (the “First Party”).  If the Second Party has not accepted this offer and delivered a fully executed copy of this Agreement to the First Party within five (5) business days after its submission by the First Party, this offer shall be of no force or effect.

15.13         Confidentiality

(a)                     Buyer and Seller shall each maintain as confidential any and all material or information about the other, and, in the case of Buyer and its agents, employees, consultants and contractors, about the Property, and shall not disclose such terms or information to any third party, except, in the case of information about the Property, to Buyer’s lender or prospective lenders, equity investors or prospective equity investors, insurance and reinsurance firms, attorneys, and environmental assessment firms, as may be reasonably required for the consummation of the transaction contemplated hereunder and/or as required by law; provided that Buyer shall inform such parties as to the confidentiality of such materials and information and use all reasonable efforts to cause such parties to abide by the confidentiality provisions of this Agreement; and provided, further, that, anything in this Agreement to the contrary notwithstanding, Buyer shall have the right to file this Agreement with the Securities and Exchange Commission, if Buyer determines that such filing is reasonably necessary or reasonably advisable under the Securities Exchange Act of 1934, as amended.  In addition to, and without limiting the generality of, the foregoing, with respect to any environmental assessment firm employed directly or indirectly by Buyer for the purpose of reviewing or analyzing the condition of the Property, Buyer shall obtain from any such party a confidentiality agreement in the form attached hereto as Exhibit I for the benefit of Seller.  Buyer shall notify Seller, by facsimile, with a copy by regular mail, at least three (3) business days before Buyer or Buyer’s agents, employees or contractors make any disclosure that such party believes is required by law; provided that, if a court order of a court of law with appropriate jurisdiction requires disclosure within a period of less than three (3)

business days, Buyer shall notify Seller by facsimile immediately upon receipt of such order.  Further, Buyer agrees not to use or to allow to be used any such information for any purpose other than in connection with the transaction contemplated by this Agreement, including whether to proceed with the contemplated purchase or to obtain a loan in connection therewith or to obtain insurance.  This provision shall survive the Closing or any termination of this Agreement, provided that Buyer shall not be obligated to maintain as confidential any material about the Property after the Closing.  If the purchase and sale of the Property pursuant hereto does not close for any reason, Buyer shall return to Seller all agreements (excluding this Agreement), documents, studies, reports and other materials pertaining to the Property either delivered by Seller or Seller’s agents to Buyer pursuant hereto, or obtained by or on behalf of Buyer during Buyer’s investigation of the Property; provided that neither the fact that the purchase and sale did not close nor the termination of this Agreement shall be regarded as confidential or subject to this Section 15.13.  Notwithstanding anything herein to the contrary, each party shall have the right to disclose information relating to the Property to its partners and their direct and indirect owners, and their respective officers, employees, directors and representatives, and the provisions of this Section 15.13 shall in no event apply to information which is or becomes generally available to the public other than as a result of disclosure by such party.

(b)                    Certain materials delivered or made available to Buyer pursuant to Sections 3.1(e) or 3.1(f) above contain information related to properties owned by Seller which are adjacent to or near the Property (the “Adjacent Properties”).  Buyer and its agents, employees, consultants and contractors shall maintain as confidential any and all material or information about the Adjacent Properties and shall not disclose such material or information to any third party except as required by applicable law.  This provision shall survive the Closing or any termination of this Agreement.

15.14         Section 1031 Exchange

Seller agrees to cooperate with Buyer and any escrow holder or exchange facilitator selected by Buyer in effecting a qualifying exchange or exchanges under Section 1031 of the Federal Code undertaken by Buyer with respect to the Property, either through assignment of this Agreement by Buyer to a qualified intermediary or through other means determined by Buyer, and Seller shall execute such documents as may be reasonably requested by Buyer provided that such documents shall not materially increase Seller’s obligations over those otherwise contained in this Agreement.  Seller makes no representation to Buyer regarding qualification of the exchange under Section 1031 of the Federal Code and shall not be liable to Buyer in any manner whatsoever if the exchange completed in accordance with this Section 15.14 should not qualify for any reason under Section 1031 of the Federal Code.  Buyer hereby agrees to indemnify Seller against all costs, expenses and liabilities incurred by Seller in connection with any such exchange, to the extent the same would not have been incurred by Seller in the absence of such exchange.  Notwithstanding anything in this Section 15.14 to the contrary, it is a condition precedent to Seller’s obligation to cooperate with Buyer in any such exchange that:  (i) no material change to the terms of this Agreement results therefrom, (ii) Seller shall not be required to acquire or hold title to any real property for the purpose of consummating the exchange, and (iii) consummation or accomplishment of such an exchange shall not be a condition precedent or a condition subsequent to Buyer’s obligations under this Agreement and shall not delay the Closing.

15.15         Amendment

This Agreement may be amended or modified only by a written agreement subsequently executed by Buyer and Seller.

15.16         Waiver

No waiver of any provision or condition of this Agreement by any party shall be valid unless in writing signed by such party.  No such waiver shall be taken as a waiver of any other or similar provision or of any future event, act, or default.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER:	SIMPSON MANUFACTURING CO., INC.,
a Delaware corporation

	By:		/s/MICHAEL J. HERBERT
	Name:	Michael J. Herbert
	Title:		Chief Financial Officer

	Date signed:	March 30, 2005

SELLER:	LAS POSITAS LLC,
a Delaware limited liability company

	By:		G&I II Las Positas LLC,
a Delaware limited liability company, its managing member

	By:	G&I II Investment Las Positas Corp., a Delaware corporation, its managing member

		By:	/s/ FRANCIS X. TANSEY
		Name:	Francis X. Tansey
		Title:	Vice President

Date signed: March 28, 2005

Title Company executes this Agreement below solely for the purpose of acknowledging that it agrees to be bound by the provisions of this Agreement relating to performance by the Title Company.

TITLE COMPANY:	CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

SCHEDULE 1.1

DESCRIPTION OF THE LAND

The following described real property in the City of Pleasanton, County of Alameda, State of California:

PARCEL 1:

LOT 33, AMENDED PARCEL MAP 3858, FILED NOVEMBER 3, 1986, SERIES NO. 86-272355. IN MAP BOOK 165, AT PAGES 1 THROUGH 20, INCLUSIVE (FORMERLY IN MAP BOOK 167, AT PAGES 1 THROUGH 20, INCLUSIVE), ALAMEDA COUNTY RECORDS.

PARCEL 2:

NON-EXCLUSIVE EASEMENT FOR VEHICULAR (INCLUDING TRUCKS OF ALL SIZES) AND PEDESTRIAN INGRESS AND EGRESS, APPURTENANT TO LOT 33 OF SAID AMENDED PARCEL MAP 3858, CREATED PURSUANT TO THAT CERTAIN “CONFIRMATION OF EASEMENTS AND DECLARATION OF DRIVEWAY OBLIGATIONS”, RECORDED SEPTEMBER 15, 1986, SERIES NO. 86-224964, OFFICIAL RECORDS, AND THAT CERTAIN “CORPORATION GRANT DEED”, RECORDED SEPTEMBER 15, 1986, SERIES NO. 86-224965, OFFICIAL RECORDS OF ALAMEDA COUNTY, STATE OF CALIFORNIA, OVER, ALONG AND ACROSS THE FOLLOWING STRIP OF LAND:

BEING A PORTION OF LOTS 32 AND 33, AS SAID LOTS ARE SHOWN ON PARCEL MAP 3858, FILED AUGUST 13, 1982, IN BOOK 135 OF MAPS, AT PAGE 49, OFFICIAL RECORDS OF ALAMEDA COUNTY; AS CORRECTED BY A CERTIFICATE OF CORRECTION RECORDED APRIL 13, 1984, SERIES NO. 84-071572, OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST NORTHWESTERLY CORNER OF SAID 32, SAID POINT BEING THE MOST NORTHEASTERLY CORNER OF SAID LOT 33, SAID POINT ALSO BEING ON THE GENERAL SOUTHERLY LINE OF WEST LAS POSITAS BOULEVARD; THENCE NORTHEASTERLY ALONG THE GENERAL SOUTHERLY LINE OF WEST LAS POSITAS BOULEVARD AND THE GENERAL NORTHERLY LINE OF SAID LOT 32, NORTH 68° 56’ 21” EAST, 39.16 FEET TO A POINT OF CUSP WITH A CURVE CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 15.00 FEET AND TO WHICH POINT A RADIAL LINE BEARS NORTH 35° 53’ 45” WEST; THENCE LEAVING THE GENERAL NORTHERLY LINE OF SAID LOT 32 AND THE GENERAL SOUTHERLY LINE OF SAID WEST LAS POSITAS BOULEVARD, SOUTHWESTERLY, SOUTHERLY AND SOUTHEASTERLY, 19.68 FEET ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 75° 09’ 54”; THENCE SOUTH 21° 03’ 39” EAST, 58-50 FEET; THENCE SOUTH 68° 56’ 21” WEST, 5.00 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 8.00 FEET; THENCE SOUTHWESTERLY, SOUTHERLY AND SOUTHEASTERLY, 12 .57 FEET ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 90° 00’ 00”; THENCE SOUTH 21° 03’ 39” EAST, 366.00 FEET TO THE GENERAL SOUTHERLY LINE OF SAID LOT 32; THENCE SOUTHWESTERLY ALONG THE GENERAL SOUTHERLY LINE OF SAID LOT 32. SOUTH 68° 56’ 21” WEST, 15.00 FEET TO THE MOST SOUTHWESTERLY CORNER OF SAID LOT 32, SAID POINT BEING THE MOST SOUTHEASTERLY CORNER OF SAID LOT 33; THENCE SOUTHWESTERLY ALONG THE GENERAL SOUTHERLY LINE OF SAID LOT 33, SOUTH 68° 56’ 21” WEST, 15.00 FEET; THENCE LEAVING THE GENERAL SOUTHERLY LINE OF SAID LOT 33, NORTH 21° 03’ 39” WEST, 432.50 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 15.00 FEET; THENCE NORTHERLY. NORTHWESTERLY AND WESTERLY, 19.68 FEET ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 75° 09’ 54” TO A POINT OF CUSP WITH THE GENERAL SOUTHERLY LINE OF SAID WEST LAS POSITAS BOULEVARD, SAID POINT BEING ON THE GENERAL NORTHERLY LINE OF SAID LOT 33; THENCE NORTHEASTERLY ALONG THE GENERAL SOUTHERLY LINE OF SAID WEST LAS POSITAS BOULEVARD AND THE GENERAL NORTHERLY LINE OF SAID LOT 33, NORTH 68° 56’ 21” EAST, 26.16 FEET TO THE POINT OF BEGINNING.

EXCEPTING FROM PARCEL 2, HOWEVER, ANY AND ALL PORTIONS THEREOF LYING WITHIN THE LINES OF PARCEL 1 HEREINABOVE.

ASSESSOR’S PARCEL NO. 941-2760-011

SCHEDULE 3.2

ACCESS AGREEMENT

THIS AGREEMENT (this “Agreement”) dated the 16th day of March, 2005, is made by LAS POSITAS LLC, a Delaware limited liability company (“Owner”), having an address c/o DRA Advisors LLC, 220 East 42nd Street, New York, New York 10017, and SIMPSON MANUFACTURING COMPANY, INC., a Delaware corporation (“Buyer”), having an address at 1701 Ethel Cemetery Road, Collinsville, Texas 76233.

W I T N E S S E T H:

WHEREAS, Owner and Buyer are currently negotiating a contract of sale (the “Contract”) for the purchase and sale of the property commonly known as 5956 and 5964 W. Las Positas Blvd., Pleasanton, California (the “Property”);

WHEREAS, Buyer wishes to (i) conduct non-intrusive environmental and engineering inspections at the Property and (ii) have access to all non-confidential records of Owner related solely to the Property (collectively, the “Inspections”); and

WHEREAS, Owner has agreed to allow Buyer to conduct Inspections, subject to Buyer entering into this Agreement and complying with the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants, promises and undertakings set forth herein, and for good and valuable consideration, receipt of which is hereby acknowledged, Owner and Buyer hereby agree as follows:

Owner agrees to allow Buyer, or Buyer’s agents, contractors or representatives, to access the Property for the limited purpose of conducting the Inspections, subject to the following terms and conditions:

1.                          The Inspections shall only occur during business hours at reasonable times on reasonable advance notice (at least two (2) Business Days’ prior written notice) to Owner, subject to Owner’s prior consent, which consent shall not be unreasonably withheld.

2.                          Prior to conducting the Inspections, Buyer shall submit for Owner’s approval the certificates of insurance as required pursuant to Exhibit A annexed hereto and neither Buyer nor its agents, contractors or representatives shall be permitted to conduct the Inspections unless and until Owner approves such certificates.

3.                          Buyer may not conduct any intrusive inspections or borings without Owner’s prior written consent, which consent may be withheld, granted or granted upon conditions in Owner’s sole and absolute discretion.

4.                          Owner shall have the option to have an agent or employee accompany Buyer at all times during its investigation or Inspection of the Property.

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5.                          Buyer shall have no right to make inquiries of employees of Owner or its property manager without Owner’s prior consent, which may be conditioned upon an agent or representative of Owner accompanying Buyer and its agents or representatives during such inquiries.

6.                          Prior to the termination of this Agreement, Buyer shall furnish Owner with copies of any reports relating to the Inspections performed by Buyer or its agents, employees or contractors.  If Buyer fails to purchase the Property, all such reports shall become the property of Owner.

7.                          Any and all work with respect to the Inspections shall be at Buyer’s sole cost and expense.

8.                          All activities undertaken by Buyer in connection with the Inspections shall fully comply with applicable laws and regulations.

9.                          Buyer shall promptly restore at its sole cost and expense any damage arising in connection with the Inspections.

10.                    Buyer agrees to keep confidential and not to disseminate to any third party and to cause its agents or representatives to keep confidential and not disseminate to any third party, any information Buyer (and/or its agents or representatives) obtains as a result of the Inspections, except to the extent disclosure is required by law.  This Section 10 shall survive the termination of this Agreement.

11.                    Buyer indemnifies and agrees to defend and hold Owner free and harmless from and against any and all obligations, lawsuits, injuries, losses, damages, claims, liens, costs, expenses, demands, liabilities, judgments, penalties, investigation costs, including attorneys’ fees and costs, incurred in connection with, arising directly or indirectly out of, or in any way connected with (i) the Inspections, (ii) any act or omission of Buyer, its employees, agents, consultants, contractors or anyone acting by, through, under, or at the direction, of the foregoing, in connection with this Agreement or (iii) Buyer’s breach of any of the terms of this Agreement.  Without limiting the generality of the foregoing indemnity, Buyer shall (i) keep the Property free and clear of any mechanics’ or other lien which may be recorded or threatened against the Property by any party providing labor, materials or services in connection with the Inspections and (ii) not file or cause to be filed any application or make any request (other than inquiries of the public records) with any governmental or quasi-governmental agency which would or could lead to a hearing before any governmental or quasi-governmental agency or which would or could lead to a note, notice or violation of law or municipal ordinance, order or requirement imposed by such an agency, at the Property or any change in zoning, parcelization, licenses, permits or other entitlements or any investigation or restriction on the use of the Property, or any part thereof.  This Section 11 shall survive the termination of this Agreement.

12.                    Owner, but not any property manager of Owner, shall be solely authorized to furnish Buyer with all non-confidential documents reasonably requested by Buyer in connection with the Inspections which are then in the possession of Owner or Owner’s property manager.

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13.                                                 All notices hereunder to Owner or Buyer shall be sent by certified or registered mail, return receipt requested, or may be sent by Federal Express or other overnight courier which obtains a signature upon delivery or by fax transmission:

Owner:	LAS POSITAS LLC c/o DRA Advisors LLC 220 East 42nd Street, 27th Floor New York, New York 10017
	Attention:	Janine Roberts
	Facsimile:	(212) 697-7403

with a copy to:	Morrison & Foerster LLP 425 Market Street San Francisco, California 94105
	Attention:	Craig B. Etlin, Esq.
	Facsimile:	(415) 268-7522

Buyer:	Simpson Manufacturing Company, Inc. 1701 Ethel Cemetery Road Collinsville, Texas 76233
	Attention:	David Hendricks
	Telephone:	(903) 429-6377
	Telecopy:	(903) 429-4455

with a copy to:	Simpson Strong Tie P.O. Box 17 Collinsville, Texas 76233
	Attention:	David Hendricks
	Telephone:	(903) 429-6377
	Telecopy:	(903) 429-4455

Shartsis Friese Ginsburg LLP One Maritime Plaza, 18th Floor San Francisco, California 94111
	Attention:	Alan Robin, Esq.
	Telephone:	(415) 421-6500
	Telecopy:	(415) 421-2922

Notices shall be deemed served three (3) days after mailing, and in the case of overnight courier or hand delivery, on the date actually delivered to or rejected by the intended recipient, and in the case of facsimile, upon the sender’s receipt of confirmation of transmission of such facsimile notice produced by the sender’s facsimile machine, provided a copy of such transmission and the confirmation receipt thereof is deposited with an overnight courier for next day delivery properly addressed and paid for, except for notice(s) which advise the other party of a change of address of the party sending such notice or of such party’s attorney, which notice shall not be deemed served until actually received by the party to whom such notice is addressed or delivery is refused by such

3

party.  Notices on behalf of the respective parties may be given by their attorneys and such notices shall have the same effect as if in fact subscribed by the party on whose behalf it is given.  Notwithstanding the foregoing provisions of this Section (a) notices served by hand delivery shall be deemed served on the date of delivery if delivered at or prior to 5:00 p.m. Eastern Time on a Business Day and on the next Business Day if delivered after 5:00 p.m. Eastern Time on a Business Day or at any time on a non-Business Day and (b) notices served by facsimile shall be deemed served on the date of transmission if the sender receives confirmation of transmission in the manner set forth above at or prior to 5:00 p.m. Eastern Time on a Business Day, notices served by facsimile shall be deemed given upon receipt if received at or prior to 5:00 p.m. Eastern Time on a Business Day and on the next Business Day if received after 5:00 p.m. Eastern Time on a Business Day or at any time on a non-Business Day.

14.                    Nothing in this Agreement shall be deemed to impose an obligation on Owner to sell or enter into a contract of sale to sell the Property to Buyer.

15.                    This Agreement may be executed in two or more counterparts and each of such counterparts, for all purposes, shall be deemed to be an original but all such counterparts together shall constitute but one and the same instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.  Facsimile signatures shall be binding.

16.                    Except for those provisions expressly stated to survive the termination of this Agreement, this Agreement shall terminate on the earlier to occur of (a) the closing under the Contract, (b) the date on which the Contract expires, is terminated or is deemed terminated and (c) the date on which Contract negotiations terminate pursuant to notice sent by Owner to Buyer, provided that, Owner may at any time prior to the execution of the Contract, terminate Buyer’s access to the Property for Inspections or otherwise in Owner’s sole and absolute discretion for any reason or for no reason whatsoever.

[signatures appear on the following page]

4

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

OWNER:	LAS POSITAS LLC, a Delaware limited liability company

	By:	G&I II Las Positas LLC, a Delaware limited liability company, its managing member

	By:	G&I II Investment Las Positas Corp., a Delaware corporation, its managing member

	By:	/s/ FRANCIS X. TANSEY
	Name:	Francis X. Tansey
	Title:	President

	Date signed:	March 17, 2005

BUYER:	SIMPSON MANUFACTURING COMPANY, INC., a Delaware corporation

	By:	/s/ MICHAEL J. HERBERT
	Name:	Michael J. Herbert
	Title:	Chief Financial Officer

	Date signed:	March 16, 2005

5

EXHIBIT A

INSURANCE REQUIREMENTS

Prior to performing Inspections at the Property, Buyer and Buyer’s consultant and/or contractor and any subcontractor thereof (and other agent, contractor or consultant of Buyer performing activities) shall have and maintain insurance coverage in form and substance reasonably acceptable to Owner complying with the requirements set forth below.

A.                   Required Types of Insurance Coverage

1.                      Workers’ Compensation and Employers’ Liability

(a)                  Statutory Worker’s Compensation insurance as required by law.

(b)                 Employers’ Liability insurance with limits of at least $1,000,000 per occurrence.

2.                      General Liability Insurance

(a)                  Commercial General Liability policy form on an occurrence basis including Premises/Operations Liability, Contractual Liability (which shall include coverage for, but shall not limit, Buyer’s indemnification obligations hereunder), Independent Contractors Coverage and Products/Completed Operations Liability with the explosion, collapse and underground (XCU) exclusions eliminated.

(b)                 Limits of Liability: Five Million Dollars ($5,000,000) combined single limit for Bodily Injury and Property Damage coverage.  Limits of Liability may be provided under a Commercial General Liability and Umbrella Liability Policy, if desired.

B.                     Additional Requirements

1.                      Except where prohibited by law, all insurance policies shall contain provisions that the insurance companies waive the rights of recovery or subrogation against Owner, Owner’s agents and employees, and their insurers.

2.                      Such insurance shall not be subject to cancellation except upon thirty (30) days’ prior written notice to Owner.

3.                      All insurance required hereunder shall be with insurance companies which (i) are rated by Best’s Insurance Reports, (ii) have a rating of at least A-(VIII) and (iii) are licensed to do business in the state where the property is located.  Prior to commencement of the performance of the Inspections, Buyer shall deliver to Owner certificates of insurance evidencing the coverages required hereunder or such other evidence of compliance with the foregoing insurance requirements as is required by, and satisfactory and acceptable to, Owner.

1

4.                      The following parties shall be named as additional insureds under the Commercial General Liability, Automobile Liability (if any) and Umbrella Liability insurance policies required to be maintained by Buyer and Buyer’s consultant and/or any subcontractor thereof:

LAS POSITAS LLC
c/o DRA Advisors LLC
220 East 42nd Street, 27th Floor
New York, New York 10017
Attention:  Janine Roberts

5.                      All Commercial General Liability and Umbrella Liability policies maintained by Buyer and Buyer’s consultant and/or any subcontractor thereof shall contain a cross-liability provision and shall provide primary coverage as to Owner, and any other insurance available to Owner shall be noncontributing therewith.

2

EXHIBIT A

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO:

Attention:

MAIL TAX STATEMENTS TO:

Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this deed

(Space above this line for Recorder’s use)

GRANT DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, LAS POSITAS LLC, a Delaware limited liability company, hereby grants to [BUYER NAME], a [Buyer Entity], the real property located in the City of Pleasanton, County of Alameda, State of California, described on Exhibit A attached hereto and made a part hereof.

This Deed is made and accepted subject to the matters listed on Exhibit B attached hereto and made a part hereof.

Executed as of this           day of                , 2005.

GRANTOR:	LAS POSITAS LLC, a Delaware limited liability company

	By:	G&I II Las Positas LLC, a Delaware limited liability company, its managing member

		By:	G&I II Investment Las Positas Corp., a Delaware corporation, its managing member

By:
Name:
Title:

[Attach acknowledgment]

A-1

EXHIBIT B

BILL OF SALE

LAS POSITAS LLC, a Delaware limited liability company (“Grantor”), for good and valuable consideration to Grantor in hand paid by [BUYER NAME], a [Buyer Entity] (“Grantee”), the receipt and sufficiency of which is hereby acknowledged, does hereby sell and deliver to Grantee all of Grantor’s right, title and interest, if any, in and to the following:

All tangible personal property located on or used exclusively in connection with those certain premises known as 5956 and 5964 W. Las Positas Blvd., Pleasanton, California and described on Exhibit A attached hereto (the “Premises”), including, but not limited to, furniture, fixtures, and equipment (the “Personal Property”).

The Personal Property is in a used condition, and Grantor is neither a manufacturer, nor distributor of, nor dealer nor merchant in, said Personal Property.  Grantor makes no representations, express or implied, as to the condition or state of repair of the Personal Property, including warranties of fitness or merchantability, it being expressly understood that the Personal Property is being sold to Grantee in its present “AS IS, WHERE IS” condition and with all faults.

Grantor represents and warrants that it owns the personal property free and clear of any leases, mortgages, encumbrances and security interests.

By acceptance of delivery of the Personal Property, Grantee affirms that it has not relied on Grantor’s skill or judgment to select or furnish said Personal Property for any particular purpose, and that Grantor makes no warranty that said Personal Property is fit for any particular purpose and that there are no representations or warranties, express, implied or statutory, except that Grantor represents and warrants that Grantor has not previously sold or conveyed said Personal Property.

IN WITNESS WHEREOF, Grantor has executed this Bill of Sale as of the           day of               , 2005.

GRANTOR:	LAS POSITAS LLC, a Delaware limited liability company

	By:	G&I II Las Positas LLC, a Delaware limited liability company, its managing member

		By:	G&I II Investment Las Positas Corp., a Delaware corporation, its managing member

By:
Name:
Title:

B-1

EXHIBIT C

ASSIGNMENT AND ASSUMPTION OF
PERMITS, INTANGIBLE PROPERTY AND WARRANTIES

THIS ASSIGNMENT AND ASSUMPTION OF PERMITS, INTANGIBLE PROPERTY AND WARRANTIES (this “Assignment”) is made as of this           day of                , 2005, by and between LAS POSITAS LLC, a Delaware limited liability company (“Assignor”), and [BUYER NAME], a [Buyer Entity] (“Assignee”).

R E C I T A L S:

A.       Assignor and Assignee entered into that certain Purchase and Sale Agreement dated                   , 2005 (the “Agreement”), pursuant to which Assignor has agreed to sell to Assignee that certain office building commonly known as 5956 and 5964 W. Las Positas Blvd., Pleasanton, California, and situated on the land legally described in Exhibit A attached hereto (the “Premises”).

B.        Assignor and Assignee are delivering this Assignment pursuant to the terms of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.       Effective on the date of the conveyance of the Premises by Assignor to Assignee (the “Conveyance Date”), Assignor hereby transfers, assigns and sets over unto Assignee, without warranty as to transferability or as to Assignee’s rights to use the same, all of Assignor’s right, title and interest, if any, in and to:

(a)      all assignable permits and licenses, copies of which have either been delivered to Assignee or Assignee has reviewed or is aware of, to extent the same pertain to the Premises (collectively, the “Permits”);

(b)      all assignable trademarks and trade names, if any, and other intangible property used exclusively in connection with the occupancy and operation of the Premises (the “Intangible Property”); and

(c)      all assignable warranties of any contractor, manufacturer or materialman which relate to the Improvements or the Personal Property (as such terms are defined in the Agreement) (the “Warranties”).

2.       Assignee hereby accepts the foregoing assignment of the Permits, Intangible Property, and Warranties.  Assignee does hereby assume and become responsible for and agree to perform, discharge, fulfill and observe all of the obligations, covenants and conditions of Assignor with respect to the Permits, whether performance is required on, after or before the Conveyance Date, and Assignor shall have no obligation or liability to Assignee for the performance, discharge, fulfillment or observation of the same, whether required on, after or before the Conveyance Date.

3.         The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.         In the event of any litigation between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation including, without limitation, reasonable attorneys’ fees and disbursements.  Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

5.         This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document.  Assignor and Assignee agree that the delivery of an executed copy of this Assignment by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Assignment had been delivered.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed as of the day and year first above written.

ASSIGNOR:	LAS POSITAS LLC, a Delaware limited liability company

	By:	G&I II Las Positas LLC, a Delaware limited liability company, its managing member

		By:	G&I II Investment Las Positas Corp., a Delaware corporation, its managing member

By:
Name:
Title:

ASSIGNEE:	[BUYER NAME], a [Buyer Entity]

	By:	[Insert signature block]

By:
Name:
Title:

EXHIBIT D

ASSIGNMENT AND ASSUMPTION OF MISCELLANEOUS AGREEMENTS

THIS ASSIGNMENT AND ASSUMPTION OF MISCELLANEOUS AGREEMENTS (this “Assignment”) is made this         day of                  , 2005, by LAS POSITAS LLC, a Delaware limited liability company (“Assignor”), and [BUYER NAME], a [Buyer Entity] (“Assignee”).

R E C I T A L S:

A.       Assignor and Assignee entered into that certain Purchase and Sale Agreement dated                 , 2005 (the “Agreement”), pursuant to which Assignor has agreed to sell to Assignee that certain office building commonly known as 5956 and 5964 W. Las Positas Blvd., Pleasanton, California, and situated on the land legally described in Exhibit A attached hereto (the “Premises”).

B.        Assignor or its predecessor-in-interest has previously entered into that certain contract with Waterworks for the maintenance of the fountain with respect to the Premises (the “Miscellaneous Agreement”).

C.        Assignor and Assignee are delivering this Assignment pursuant to the terms of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.         Effective on the date of the conveyance of the Premises by Assignor to Assignee (the “Conveyance Date”), Assignor hereby transfers, assigns and sets over unto Assignee all of its right, title and interest, if any, in and to the Miscellaneous Agreement.

2.         Assignee does hereby accept the foregoing assignment of Miscellaneous Agreement and does hereby assume as of the Conveyance Date and become responsible for and agree to perform, discharge, fulfill and observe all of the obligations, covenants and conditions of Assignor with respect to the Miscellaneous Agreement which are to be performed on and after the Conveyance Date with the same force and effect as if Assignee were party to the original Miscellaneous Agreement, and to indemnify Assignor with respect to the same.

3.         The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.         In the event of any litigation between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation including, without limitation, reasonable attorneys’ fees and disbursements.  Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable

D-1

separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

5.         This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document.  Assignor and Assignee agree that the delivery of an executed copy of this Assignment by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Assignment had been delivered.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed as of the day and year first above written.

ASSIGNOR:	LAS POSITAS LLC, a Delaware limited liability company

	By:	G&I II Las Positas LLC, a Delaware limited liability company, its managing member

		By:	G&I II Investment Las Positas Corp., a Delaware corporation, its managing member

By:
Name:
Title:

ASSIGNEE:	[BUYER NAME], a [Buyer Entity]

	By:	[Insert signature block]

By:
Name:
Title:

D-2

EXHIBIT E

SELLER’S CLOSING CERTIFICATION

Pursuant to Section 4.5 of that certain Purchase and Sale Agreement (the “Agreement”) dated as of                   , 2005, between LAS POSITAS LLC, a Delaware limited liability company (“Seller”), and [BUYER NAME], a [Buyer Entity] (“Buyer”), Seller hereby certifies to Buyer that all representations and warranties of Seller contained in Section 4.3 of the Purchase Agreement are true, correct and complete as of the date hereof.

Dated as of                  , 2005.

SELLER:	LAS POSITAS LLC, a Delaware limited liability company

	By:	G&I II Las Positas LLC, a Delaware limited liability company, its managing member

		By:	G&I II Investment Las Positas Corp., a Delaware corporation, its managing member

By:
Name:
Title:

E-1

EXHIBIT F

FIRPTA AFFIDAVIT

CERTIFICATE OF TRANSFEROR OTHER
THAN AN INDIVIDUAL

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  To inform [BUYER NAME], a [Buyer Entity] (“Transferee”), the transferee of certain real property located in the County of Alameda, State of California, commonly known as 5956 and 5964 W. Las Positas Blvd., that withholding of tax is not required upon the disposition of such U.S. real property interest by LAS POSITAS LLC, a Delaware limited liability company (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1.         Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.         Transferor is not a disregarded entity as defined in Income Tax Regulations §1.1445-2(b)(2)(iii);

3.         Transferor’s U.S. employer identification number is                         ; and

4.         Transferor’s office address is c/o DRA Advisors, LLC, 220 East 42nd Street, 27th Floor, New York, New York 10017.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

F-1

Under penalty of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated as of                  , 2005.

TRANSFEROR:	LAS POSITAS LLC, a Delaware limited liability company

	By:	G&I II Las Positas LLC, a Delaware limited liability company, its managing member

		By:	G&I II Investment Las Positas Corp., a Delaware corporation, its managing member

By:
Name:
Title:

NOTICE TO TRANSFEREE (BUYER):  You are required by law to retain this Certificate until the end of the fifth tax year following the tax year in which the transfer takes place and make the Certificate available to the Internal Revenue Service if requested to do so during that period.

F-2

EXHIBIT G

DESIGNATION AGREEMENT

THIS DESIGNATION AGREEMENT (this “Agreement”) is entered into as of                     , 2005 by and among LAS POSITAS LLC, a Delaware limited liability company (“Seller”), [BUYER NAME], a [Buyer Entity] (“Buyer”), and CHICAGO TITLE INSURANCE COMPANY, a                   (“Escrow Holder”).

I.  RECITALS

A.       Pursuant to that certain Purchase and Sale Agreement entered into by and between Seller and Buyer, dated as of                , 2005 (the “Purchase Agreement”), Seller has agreed to sell to Buyer, and Buyer has agreed to buy from Seller, certain real property commonly known as 5956 and 5964 W. Las Positas Blvd., Pleasanton, California, and described more fully on Exhibit A attached hereto (the “Property”) (the purchase and sale of the Property pursuant to the Purchase Agreement is sometimes referred to below as the “Transaction”).

B.        Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (collectively, the “Reporting Requirements”) require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction.

C.        Pursuant to Section 2 of the Purchase Agreement, an escrow has been opened with Escrow Holder Escrow No. 741779 through which the Transaction will be or is being accomplished.  Escrow Holder is either (i) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (ii) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements).

D.        Seller, Buyer and Escrow Holder desire to designate Escrow Holder as the “Reporting Person” (as defined in the Reporting Requirements) with respect to the Transaction.

II.  AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller, Buyer and Escrow Holder agree as follows:

1.         Escrow Holder is hereby designated as the Reporting Person for the Transaction.  Escrow Holder shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

2.         Seller and Buyer shall furnish to Escrow Holder, in a timely manner, any information requested by Escrow Holder and necessary for Escrow Holder to perform its duties as Reporting Person for the transaction.

3.         Escrow Holder hereby requests Seller to furnish to Escrow Holder Seller’s correct taxpayer identification number.  Seller acknowledges that any failure by Seller to provide

Escrow Holder with Seller’s correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by law.  Accordingly, Seller hereby certifies to Escrow Holder, under penalties of perjury, that Seller’s correct taxpayer identification number is                  .

4.         The names and addresses of the parties hereto are as follows:

Buyer:	Simpson Manufacturing Co., Inc. 4120 Dublin Blvd. Dublin, California 94568
	Attention:	Michael Herbert
	Telephone:	(925) 560-9011
	Telecopy:	(925) 833-1498

Seller:	Las Positas LLC c/o DRA Advisors, LLC 220 East 42nd Street, 27th Floor New York, New York 10017
	Attention:	Ms. Janine Roberts
Telephone:
	Telecopy:	(212) 697-7403

Escrow Holder:	Chicago Title Insurance Company 388 Market Street San Francisco, California 94111 Attention: Nicki Carr, Esq.
	Telephone:	(415) 291-5153
	Telecopy:	(415) 956-2175

5.         Each of the parties hereto shall retain this Agreement for a period of four years following the calendar year during which the date of closing of the Transaction occurs.

6.         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

7.         This Agreement shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date and year first above written.

BUYER:	[BUYER NAME], a [Buyer Entity]

	By:	[Insert signature block]

By:
Name:
Title:

SELLER:	LAS POSITAS LLC, a Delaware limited liability company

	By:	G&I II Las Positas LLC, a Delaware limited liability company, its managing member

		By:	G&I II Investment Las Positas Corp., a Delaware corporation, its managing member

By:
Name:
Title:

ESCROW HOLDER:	CHICAGO TITLE INSURANCE COMPANY,
a

By:
Name:
Title:

EXHIBIT H

BUYER’S CLOSING CERTIFICATION

Pursuant to Section 4.7 of that certain Purchase and Sale Agreement (the “Agreement”) dated as of                      , 2005, between LAS POSITAS LLC, a Delaware limited liability company (“Seller”), and [BUYER NAME], a [Buyer Entity] (“Buyer”), Buyer hereby certifies to Seller that all representations and warranties of Buyer contained in Section 4.6 of the Agreement are true, correct and complete as of the date hereof.

Dated:                    , 2005.

BUYER:	[BUYER NAME], a [Buyer Entity]

	By:	[Insert signature block]

By:
Name:
Title:

H-1

EXHIBIT I

CONFIDENTIALITY AGREEMENT

[Letterhead of Consultant]

            , 2005

Las Positas LLC
c/o DRA Advisors, LLC
220 East 42nd Street, 27th Floor
New York, New York 10017
Attention:    Ms. Janine Roberts
Telecopy:     (212) 697-7403

Re:                 Due Diligence Investigation of 5956 and 5964 W. Las Positas Blvd., Pleasanton, California

Ladies and Gentlemen:

                                  , a                             (“Consultant”), has been engaged by [BUYER NAME], a [Buyer Entity] (“Buyer”), to assist Buyer in conducting its due diligence investigation with respect to the purchase by Buyer or an affiliate of certain real property, commonly known as 5956 and 5964 W. Las Positas Blvd., Pleasanton, California, (the “Property”), which is currently owned by LAS POSITAS LLC, a Delaware limited liability company (“Seller”).  In order to induce Seller to grant Consultant access to the Property and provide Consultant with confidential information of Seller, Consultant agrees as follows:

1.         Consultant shall maintain as confidential any and all material or information obtained about the Property or Seller and shall not disclose such information to any third party, except Buyer, Buyer’s lender or prospective lenders, Buyer’s attorneys, any other consultants of Buyer who have signed confidentiality letters similar to this letter, Seller, Seller’s attorneys and/or as required by law.  Consultant shall notify A. Corey Hansen, of Landmark Asset Management Group, by facsimile at (949) 856-3232, with a copy by overnight mail to the address noted above, at least three (3) days before it or its agents, employees or contractors make any disclosure that such party believes is required by law.

2.         Consultant agrees not to use any information obtained about the Property or Seller for any purpose other than assisting Buyer in determining whether to proceed with the contemplated purchase of the Property or to obtain financing or insurance in connection with Buyer’s purchase of the Property.

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3.         This letter shall be of no further force or effect if the Property is actually purchased by Buyer or its affiliate following the closing of such purchase, but shall continue in effect if the Property is not actually acquired by Buyer or its affiliate.

Very truly yours,
,

By:
Print Name:
Title:

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EXHIBIT J

INVASIVE TESTING REQUIREMENTS

1.            License and Term of License.

(a)        Seller hereby grants to Buyer and its employees, agents, contractors and consultants (collectively, “Buyer’s Consultants”), a license (the “License”) to enter upon, in and below the surface of the Property for the purpose of performing certain environmental and other inspections on or concerning the Property in accordance with the terms of this Exhibit K, which inspections may include:  (i) research regarding the Property and surrounding parcels as is generally conducted in a Level I or Phase I environmental audit, surveying the Property, and conducting other non-invasive inspections of the Property approved by Seller (the “Level One Investigation”); and (ii) certain invasive investigations and tests of the Property conducted after receipt of the prior written approval of Seller, which approval shall not be unreasonably withheld, conditioned or delayed (“Level Two Investigation”).  Prior to commencing any portion of the Investigation, each of Buyer’s Consultants shall execute a confidentiality agreement (“Confidentiality Agreement”) for the benefit of Seller in the form attached as Exhibit I to that certain Purchase and Sale Agreement between Buyer and Seller (the “Agreement”).  The Level One Investigation and Level Two Investigation shall be sometimes collectively referred to herein as the “Investigation,” which Investigation and all related activities or events shall be limited and conducted as herein required, all at Buyer’s sole cost and expense.  All capitalized terms not defined herein shall be as defined in the Agreement.

(b)        Whenever Seller’s or Buyer’s consent or approval is required pursuant to any provision of this License, such consent must be in writing and, unless otherwise agreed hereunder, may be given or denied in such party’s good faith discretion, but shall not be unreasonably withheld, conditioned or delayed.

(c)        The term of the License shall terminate on the earlier to occur of the termination of the Agreement or Closing.

(d)        Buyer shall, at its sole cost and expense, obtain all governmental permits and authorizations required by any governmental agencies for the Investigation.  Buyer shall comply with, and shall cause all of Buyer’s Consultants to comply with, all applicable governmental laws, regulations and requirements in connection with the Investigation.  Notwithstanding the foregoing, Buyer and Buyer’s Consultants shall maintain as confidential any and all material or information obtained about the Property or Seller and shall not disclose such information to any third party, except Buyer, Buyer’s lender or prospective lenders, Buyer’s attorneys, any other consultants of Buyer who have signed a Confidentiality Agreement, Seller, Seller’s attorneys and/or as required by law.  Buyer and Buyer’s Consultant shall notify A. Corey Hansen, of Landmark Asset Management Group, by facsimile at (949) 856-3232, with a copy by overnight mail to the following address:  Landmark Asset Management Group, 100 Bayview Circle, Suite 200, Newport Beach, California 92660, Attention:  Mr. A. Corey Hansen, at least three (3) days before it or its agents, employees or contractors make any disclosure that such party believes is required by law.

(e)        In the event that this Agreement is terminated, the contract with Buyer’s Consultant shall, at Seller’s request and option and at Seller’s cost, be assigned to Seller.

2.         Investigation:  Approval of Plans and Specifications.  Prior to commencement of any Level Two Investigation, Buyer shall provide Seller, its environmental and other engineers and consultants (collectively, “Seller’s Consultants”) with a complete set of plans, drawings and specifications (the “Plans”) that define the work to be performed on the Property pursuant to the Level Two Investigation.  Buyer shall not commence any Level Two Investigation unless Seller has previously approved the Plans in writing.  All work shall be done in accordance with the approved Plans and no change or modification shall be permitted without the prior written consent of Seller.

3.         Investigation:  Diligent Prosecution of Work and Cooperation with Seller.

(a)        The Investigation shall be diligently performed and prosecuted to completion in a manner that will not materially interfere with the operation or use of the Property.

(b)        Neither Buyer nor Buyer’s Consultants shall enter the Property without providing at least three (3) business days’ prior notice to Seller.  Seller shall, at Buyer’s cost, be present at all times during the Investigation.  In the event any samples of soil, gas, groundwater or any portion of the Property is removed from the Property by Buyer (subject to the prior written approval of Seller, which approval shall not be unreasonably withheld) for testing or further investigation, Buyer shall remove sufficient quantities of such samples to enable Seller to also undertake tests of such samples.

4.         Investigation:  Removal of Equipment and Restoration of Property.  Upon the earlier to occur of the completion of the Investigation or any portion thereof, any equipment or materials are no longer required to continue the Investigation, or termination of the Agreement, at Buyer’s sole cost and expense, promptly remove any and all equipment and materials used in conducting the Investigation, and upon the earlier to occur of the completion of the Investigation or termination of the Agreement, Buyer shall restore the Property to the condition existing prior to the commencement of the Investigation.  Buyer shall dispose of all soil, gas, and groundwater samples obtained at, from or about the Property in compliance with law.

5.         Standard of Work Performed.  Buyer warrants, represents and agrees that the methods of performing the Investigation will conform to the highest standards of environmental and other appropriate consultants as applied by a firm of environmental or other appropriate consultants of national reputation specializing in work of the type involved in the area in which the Property is located and will comply with all federal, state and local laws, rules and regulations, and all other applicable requirements of any governmental agencies having jurisdiction over such matters.  Additionally, where customary and appropriate, all soils, soil gas and water testing pursuant to the Investigation shall be performed by a laboratory approved by the Environmental Protection Agency and/or certified by the State of California.  Buyer shall provide Seller with a copy of all reports prepared in connection with the Investigation including, without limitation, the results of all testings.  Buyer will provide Seller with a copy of any other reports obtained in connection with the Property.

6.         Liens.  Buyer shall keep the Property free and clear of all mechanics’, materialmen’s and other liens resulting from the Investigation or any of its other work under this License.

7.         Revocation of License.  The License shall be revocable in whole or in part by Seller immediately upon termination of the Agreement or upon notice from Seller to Buyer that Buyer has failed to comply with any provision of this License or the Agreement.

8.         Indemnity.  To the extent permitted by law, except as provided below Buyer shall protect, defend, indemnify and hold harmless Seller, Seller-Related Parties and Seller’s Consultants, and any employee or agent of Seller, Seller-Related Parties or Seller’s Consultants and each of them, against and from any and all claims, demands, causes of action, damages, costs, expenses, losses and liabilities (including reasonable attorneys’ fees, court costs and other reasonable costs of defense and, in the event of any release of Hazardous Materials caused by Buyer, investigation and remediation costs), at law or in equity, of every kind or nature whatsoever, arising out of or related to the Investigation (other than mere discovery of existing conditions, except to the extent such conditions are exacerbated by Buyer), Buyer’s breach of the Agreement or this License or any acts by Buyer or Buyer’s Consultants.  The foregoing obligation shall not cover any claims, demands, causes of action, damages, costs, expenses, losses and liabilities, at law or in equity, which are attributable to, to the extent so attributable to, (i) pre-existing adverse conditions affecting the Property, except to the extent such conditions are exacerbated by Buyer (ii) Seller’s conduct, or (iii) Buyer’s discovery of any information potentially having a negative impact on the Property, except to the extent such negative impact is exacerbated by Buyer.

9.         Insurance.  Buyer shall obtain and maintain, and shall cause each of Buyer’s Consultants to obtain and maintain, the insurance coverage specified on Exhibit A of the Access Agreement between Buyer and Seller during the term of any entry upon the Property pursuant hereto.

10.       No Presumption of Approval.  Nothing in this Agreement shall be deemed to create any duty by Seller or Seller’s Consultants, or their respective officers, employees or agents, arising from their review and/or approval of Buyer’s plans, drawings, specifications, or from their physical inspection of the Investigation.  Neither the review and approval by Seller or its agents of Buyer’s plans, drawings and specifications nor physical inspection by Seller or its agents of the Investigation or any other work done under this Agreement shall be deemed a waiver of any rights Seller may have under this License or the Agreement.q